Exhibit 10.7

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

SUBLEASE

THIS SUBLEASE (this “Sublease”) between LUZENAC AMERICA, INC., a Delaware corporation (“Sublandlord”) and GEVO, INC., a Delaware corporation (“Subtenant”), is dated as of November 28, 2007 (the “Effective Date”).

RECITALS

A. On April 29, 2003, Sublandlord and SVN-345 INVERNESS, LLC, C. MENTOR INVERNESS, LLC, GBSKI INVERNESS, LLC and V. ROSICH INVERNESS, LLC, each a Delaware limited liability company (successor in interest to Today Denver Technology Park, L.P.) (collectively, the “Landlord”), executed a Lease as amended by that certain (i) First Amendment dated September 1, 2003, (ii) Lease Addendum dated effective April 1, 2004 and (iii) Certificate of Acceptance dated October 28, 2003 (collectively, the “Prime Lease”), under which Landlord leased to Sublandlord Suite 310 (the “Prime Premises”) in the building commonly known as 345 Inverness Drive South, Building C, at 345 Inverness Drive South, Building C, Englewood, Colorado 80112, consisting of approximately 29,865 square feet (the “Prime Lease Space”), for a term ending on August 31, 2013 unless sooner terminated (the “Termination Date”).

B. A copy of the Prime Lease is attached to this Sublease as Exhibit A and incorporated into this Sublease.

C. Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant all of the Prime Lease Space (the “Premises”), all upon the terms and subject to the conditions and provisions of this Sublease.

AGREEMENTS

In consideration of the foregoing and of the mutual covenants and promises contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Sublandlord and Subtenant agree as follows:

1. Sublease. Subject to Section 5, Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Premises upon the terms and conditions set forth in this Sublease.

2. Use. Subtenant may use the Premises for only those purposes permitted under applicable law and the Prime Lease.

3. Term. Subject to Section 5, the term of this Sublease (the “Term”) will commence on December 1, 2007 (the “Commencement Date”) and, unless sooner terminated pursuant to the provisions of the Prime Lease or this Sublease, will expire on July 31, 2013.

4. Possession. At any time after Sublandlord notifies Subtenant that it has received Landlord’s Consent (defined in Section 5 below), Subtenant may take possession of the Premises to install its furniture, fixtures and equipment therein, and to perform any other work necessary to prepare the Premises for Subtenant’s intended use thereof (“Subtenant Work”). Subtenant’s

Work must be in accordance with plans and specifications approved by Landlord and Sublandlord and the requirements of the Prime Lease and this Sublease. Sublandlord will not unreasonably withhold or delay its approval. If Subtenant takes possession of the Premises before the Commencement Date, Subtenant will be bound by all terms and provisions of this Sublease and the Prime Lease, except those requiring the payment of Rent. Subtenant shall notify Sublandlord of Subtenant’s intent to possess the Premises prior to the Commencement Date no less than 3 business days prior to Subtenant’s intended date of possession (the “Possession Date”).

5. Consent of Landlord. This Sublease and the obligations of the parties under this Sublease are conditioned upon Sublandlord obtaining and delivering to Subtenant on or before the Commencement Date, Landlord’s consent to the Sublease, which shall include a specific consent to the uses Subtenant intends to make of the Premises (“Landlord’s Consent”). Sublandlord’s inability to obtain Landlord’s Consent shall not constitute a default by Sublandlord under this Sublease. Subtenant will promptly deliver to Sublandlord any information reasonably requested by Landlord (in connection with Landlord’s approval of this Sublease) with respect to the nature and operation of Subtenant’s business or the financial condition of Subtenant. If Sublandlord does not obtain Landlord’s Consent on or before the Commencement Date, then this Sublease shall automatically terminate without action by either party and neither party shall have any liability to the other under this Sublease, and any security deposit, letter of credit or other deposit made by Subtenant to Sublandlord shall be immediately returned to Subtenant.

6. Square Footage. Notwithstanding the number of square feet contained within the Premises as set forth in Recital A above: (i) for the period from the Commencement Date to and including November 30, 2008, Base Rent shall be calculated on the basis of only 20,000 square feet of the Premises, and (ii) beginning on December 1, 2008 and continuing thereafter during the Term, Base Rent shall be calculated on the basis of 29,865, in each case as set forth in Section 7.A below. Despite the square footage used in connection with the calculation of Base Rent, this Sublease covers the entire Premises and Subtenant shall be entitled to occupy, possess and use all of the Premises for the entire Term.

7. Rent. Subtenant will pay to Sublandlord at […***…], or at another place that Sublandlord designates in a written notice to Subtenant, the following amounts at the following times, without set-off or deduction, all of which (together with all other amounts that Subtenant owes to Sublandlord) is “Rent” under this Sublease:

A. Base Rent. During the Term, Subtenant will pay rent (“Base Rent”) to Sublandlord monthly in advance, no later than the day that is 2 days before the first day of each calendar month. The Base Rent will be as follows:

Period	Per Square Foot	Annual Amount	Monthly Amount
Commencement Date through July 31, 2008
August 1, 2008 through November 30, 2008		[…***…]
December 1, 2008 through July 31, 2009
August 1, 2009 through July 31, 2010
August 1, 2010 through July 31, 2011
August 1, 2011 through July 31, 2012
August 1, 2012 through July 31, 2013

*    Confidential Treatment Requested

B. Additional Rent and Operating Expenses.

(i) If required by the Prime Lease, Subtenant will obtain directly from the service provider all required electrical, gas, fuel, sewer, telephone, trash removal, janitorial, and other utilities and services not provided by Landlord under the Prime Lease and, beginning on the Commencement Date, will pay the cost of those services directly to the service providers.

(ii) Subject to the terms of this Sublease, Subtenant will pay to Sublandlord all other amounts payable by Sublandlord under the Prime Lease that are attributable to the Premises or attributable to the actions or inactions of Subtenant, its agents, employees, customers, or invitees. By way of example and not by way of limitation, such amounts include any charges authorized under the Primes Lease by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by Subtenant, increased insurance premiums due as a result of Subtenant’s use of the Premises, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease.

(iii) Subtenant shall pay all Operating Expenses (as defined in the Prime Lease) attributable to the Premises and required to be paid by Sublandlord pursuant to the Prime Lease. Estimated Operating Expenses for 2007 are […***…]. Sublandlord has provided Landlord’s estimated expenses for 2008 to Subtenant for its review prior to the Effective Date, and upon receipt from Landlord shall promptly provide to Subtenant a copy of the Landlord’s 2006 Operating Expense Annual Reconciliation and the Landlord’s estimated Operating Expenses for 2007 and copies of all other statements, accountings or other communications received from Landlord with respect to Operating Expenses.

(iv) Each amount due under this Section 7.B., and each other amount payable by Subtenant under this Sublease, unless a date for payment is provided for elsewhere in this Sublease, is due and payable the later of the twentieth (20th) day after the date on which Landlord or Sublandlord notifies Subtenant of the amount due or the fifth day of the calendar month following the month in which such notice was delivered. Subtenant will pay Landlord on the due dates for services requested by Subtenant that are billed by Landlord directly to Subtenant rather than Sublandlord.

8. Late Charges. Unpaid Rent will bear interest from the date which is two (2) days after the date when due until paid at an annual rate of the lesser of 5% and the maximum rate permissible by law.

*    Confidential Treatment Requested

9. Condition of Premises; Subtenant’s Work; Surrender.

(a) Sublandlord has made no promise to alter, remodel or improve the Premises and, except as specifically set forth below, no representation respecting the condition of the Premises to Subtenant; provided, however, that Sublandlord shall, at its expense, cause the work described in the letter dated November 2, 2007, from Clean Harbors Environmental Services, Inc., a copy of which is attached as Exhibit D hereto and incorporated herein by this reference, to be performed within the laboratory areas in the Premises, and following the completion of that work, shall cause the entire Premises, including without limitation the floors within the laboratory areas, to be professionally cleaned, prior to the Possession Date. Subtenant has examined the Premises, is fully familiar with its physical condition, and except as set forth below, accepts the Premises in its then present condition “AS IS” and “WHERE IS” as of the date of this Sublease with no express or implied warranties. The preceding sentence notwithstanding, Sublandlord shall deliver the Premises to the Subtenant on the Possession Date or Commencement Date (whichever occurs first) with all building operating systems, including but not limited to HVAC, plumbing, electrical and lighting (the “Systems”), in good operational order, and Sublandlord hereby represents and warrants that all of such Systems shall be in good operational order on such applicable date.

(b) All of Subtenant’s Work will be done in a good and workmanlike manner in accordance with all applicable laws and the Prime Lease and, to the extent required by the Prime Lease, only upon the prior written consent of Landlord and Sublandlord, which Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed. Subtenant will pay all costs and expenses attributable to Subtenant’s Work. Sublandlord will not charge Subtenant a supervisory fee or a fee for overhead associated with Subtenant’s Work, but Subtenant must reimburse Landlord for all of Landlord’s reasonable out of pocket charges associated with architectural review and consultants necessary to evaluate Subtenant’s Work, if such reimbursement is required under the Prime Lease.

(c) During the Term, Subtenant shall have the use of all of the furniture, furniture systems and other items of personal property located in the Premises and listed on Exhibit C hereto (the “Personalty”) at no charge. On the Termination Date, Subtenant shall have the option to purchase the Personalty in its “AS IS” and “WHERE IS” condition, without warranty for $100.00.

(d) Upon the expiration of the Term, or upon any earlier termination of the Term or of Subtenant’s right to possession, Subtenant will remove all trade fixtures and personal property (not including the Personalty unless and to the extent Subtenant has elected to exercise its option to purchase the Personalty as set forth in the preceding subparagraph) and surrender the Premises broom-clean and in at least as good condition as at the date Subtenant took possession, ordinary wear and tear and casualty loss excepted. Subtenant will remove all alterations, additions, and improvements that Subtenant installs or constructs that are required by Landlord to be removed at the end of the term of the Prime Lease pursuant to the terms thereof. Subtenant will repair all damage caused by its removal of its trade fixtures, personal property, alterations, additions, and improvements, to the extent required by the Prime Lease. The terms of this Section 9(d) will survive the expiration or earlier termination of this Sublease.

(e) Subject to the terms and conditions of the Prime Lease, Subtenant shall have the right to make alterations to the Premises that (i) are exclusively cosmetic, (ii) are not visible from the exterior of the Premises and (iii) do not impact or affect the structure, roof or structural systems of the building (the “Future Alterations”), without Sublandlord’s consent and without payment to the Sublandlord. Any other alterations shall require Sublandlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

10. The Prime Lease.

(a) This Sublease and all rights of Subtenant under this Sublease and with respect to the Premises are subject to the terms, conditions, and provisions of the Prime Lease, except for the provisions of the Prime Lease except as they conflict directly with this Sublease or are deemed not applicable to this Sublease pursuant to this Section 10(a). Subtenant assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord’s obligations, covenants, agreements, and liabilities under the Prime Lease and all terms, conditions, provisions, and restrictions contained in the Prime Lease, except to the extent set forth in the preceding sentence, and except:

(i) for the payment of Base Rent (each as defined or used in the Prime Lease);

(ii) that, except as set forth in Section 9(a) above, neither Sublandlord nor Subtenant needs to construct or install tenant improvements;

(iii) that none of the provisions in the Prime Lease allowing or purporting to allow any rights or options of lease expansion, reduction, cancellation, or extension, or any rent concessions or construction allowances, apply to this Sublease; and

(iv) Subtenant has a period of time equal to the period of time that the tenant under the Prime Lease has to respond to or otherwise cure any notices given by Landlord under the Prime Lease, less two (2) days.

(b) Without limitation of the foregoing:

(i) Except with respect to the Future Alterations described in Section 9(e) above, Subtenant will not make any changes, alterations, or additions in or to the Premises, except as permitted under the Prime Lease and subject to Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii) If Subtenant desires to take any action, and the Prime Lease requires Sublandlord to obtain the consent of Landlord before undertaking that type of action, Subtenant will not undertake the action without the prior written consent of Sublandlord. Sublandlord may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and that Subtenant take all other steps needed to assure that Sublandlord will have no additional obligations to Landlord under the Prime Lease as a result of such action. Within twenty (20) days of notice from Sublandlord, Subtenant will reimburse Sublandlord for all reasonable out-of-pocket costs, expenses, and attorneys’ fees that Sublandlord incurs in attempting to obtain a consent, other than the Landlord’s Consent, from Landlord.

(iii) Sublandlord has, with respect to Subtenant, all rights, privileges, options, reservations, and remedies granted or allowed to, or held by, Landlord under the Prime Lease, except to the extent they are inconsistent with, or modified by the provisions of this Sublease, including without limitation, all rights given to Landlord and its agents and representatives by the Prime Lease to enter the Prime Lease Space, upon reasonable notice and accompanied by a representative of Subtenant, as provided therein.

(iv) Subtenant will maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance maintained by Subtenant shall name as additional insureds Landlord, SVN Management, Inc., a California corporation, and Sublandlord and their respective officers, directors, members, managers, or partners, as the case may be, and the respective agents and employees of each of them. In addition, Subtenant will furnish Landlord and Sublandlord with evidence of the insurance coverage in amounts that Landlord or Sublandlord may reasonably require.

(v) Neither Subtenant nor Sublandlord will do anything or suffer or permit anything to be done that could result in a default under the Prime Lease or permit Landlord to cancel the Prime Lease. Sublandlord agrees to hereinafter duly perform all of the terms, covenants and conditions on Sublandlord’s part to be performed as tenant under the Prime Lease except for those of same which have been undertaken by Subtenant pursuant to the terms of this Sublease, including without limitation Sublandlord’s obligation to pay Base Rent (as defined in the Prime Lease) as tenant under the Prime Lease. Sublandlord agrees that it shall not voluntarily surrender, assign (which assignment may only be made subject to this Sublease) or enter into any amendment of the Prime Lease, during the Term hereof, without obtaining the prior written consent of Subtenant.

(c) Sublandlord represents and warrants to Subtenant that:

(i) the Prime Lease is in full force and effect as of the date hereof, and has not been modified or amended as of that date and the copy attached hereto as Exhibit A is a complete copy of the Prime Lease and First Amendment to Lease;

(ii) Sublandlord is not now in default under any provision of the Prime Lease;

(iii) as of the Effective Date, no notice has been received of a default by Sublandlord under the terms of the Prime Lease; and

(iv) to the best of Sublandlord’s actual knowledge, Landlord is not, as of the date hereof, in default in the performance or observance of its obligations under the Prime Lease.

(d) Despite anything contained in this Sublease or in the Prime Lease to the contrary, Sublandlord and Subtenant agree that:

(i) Rent will not abate by reason of any damage to or destruction of the Premises unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises.

(ii) Subtenant is not entitled to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu of a condemnation or taking, of all or any portion of the Building, the Prime Lease Space, or the Premises, but Subtenant may pursue a separate action against the applicable governmental authority for an award with respect to the taking of any of Subtenant’s trade fixtures or other removable property or to Subtenant’s costs and expenses of relocation as a result of the condemnation or other taking.

(iii) except as expressly set forth in this Sublease, Subtenant is not entitled to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to terminate or extend the term of the Prime Lease or lease additional space.

(iv) If the terms of the Prime Lease conflict with the terms of this Sublease, the terms of this Sublease control as between Sublandlord and Subtenant.

(e) Sublandlord does not assume the obligations or liabilities of Landlord under the Prime Lease and is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs, and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’ sole obligation is to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord. All reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by Sublandlord in attempting to enforce Landlord’s obligations and liabilities under the Prime Lease as aforesaid shall be reimbursed by Subtenant within twenty (20) days of notice from Sublandlord, and shall be deemed Rent due and payable under this Sublease. Sublandlord shall not be liable in damages for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

(f) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord.

11. Subtenant Signage. Pursuant to the terms and conditions of the Prime Lease, Subtenant may seek Landlord’s consent to place signage on the Premises, and once Landlord’s consent has been obtained, no further consent from Sublandlord shall be required. Subject to the terms and conditions of the Prime Lease, all of Subtenant’s signage shall be maintained by Subtenant at its cost in accordance with all laws and legal requirements. Subtenant will pay all costs relating to its signage, including, without limitation, costs to install and maintain its signage on the expiration or earlier termination of this Sublease. At the end of the Term, Subtenant shall remove all signs and repair all damage to the Premises caused by the signs or the removal of the signs.

12. Parking Spaces. Subtenant shall have the right to use all of the parking spaces that Landlord provides to Sublandlord pursuant to Section 3.8 of the Prime Lease.

13. Default by Subtenant.

(a) Upon the happening of any of the following, Subtenant will be in default under this Sublease and Sublandlord may exercise, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord under the Prime Lease:

(i) Subtenant fails more than once during any twelve-month period during the Term to pay within five (5) days of the date when due any Rent payable by Subtenant under the terms of this Sublease;

(ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease for 10 days after notice from Sublandlord, unless compliance is not possible within 10 days and Subtenant began to comply within 10 days and diligently pursues it to completion; or

(iii) any other event occurs that involves Subtenant or the Premises and that would constitute a default under the Prime Lease if it involved Sublandlord or the Prime Lease Space;

(b) If Subtenant fails or refuses to timely make any payment or perform any covenant or agreement, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and reasonable attorneys’ fees incurred by Sublandlord in connection therewith, shall be Rent.

14. Non-Waiver. Failure of Sublandlord to declare any default or delay in taking any action in connection with a default shall not waive the default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the Term or of Subtenant’s right of possession or after the giving of any notice shall reinstate, continue, or extend the Term or affect any notice given to Subtenant or any suit commenced or judgment entered before receipt of such moneys.

15. Cumulative Rights and Remedies. All rights and remedies of Sublandlord under this Sublease are cumulative and none shall exclude any other rights or remedies allowed by law.

16. Waiver of Claims; Indemnity.

(a) Subtenant releases and waives all claims against Sublandlord and its respective officers, directors, partners, agents, members, managers, and employees and its successors and assigns for injury or damage to person, property, or business sustained in or about the Premises by Subtenant other than by reason of Sublandlord’s gross negligence or willful misconduct and except in any case which would render this release and waiver void under law.

(b) Subtenant agrees to indemnify and defend Sublandlord and its respective officers, directors, partners, agents, members, managers, and employees and its successors and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from Subtenant’s occupancy of the Premises, Subtenant’s construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed under this Sublease or pursuant to the terms of this Sublease, or from any act or omission of Subtenant or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building, except to the extent such losses, claims, demands, costs and expenses are caused by Sublandlord’s gross negligence or willful misconduct. At Sublandlord’s request, Subtenant will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

(c) Sublandlord agrees to indemnify and defend Subtenant and its officers, directors, partners, agents, members, managers, and employees and its successors and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from any breach or default on the part of Sublandlord in the performance of any agreement or covenant of Sublandlord to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or omission of Sublandlord or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building, except to the extent such losses, claims, demands, costs and expenses are caused by Subtenant’s gross negligence or willful misconduct. At Subtenant’s request, Sublandlord will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Subtenant.

(d) Subtenant agrees to indemnify and defend Sublandlord and each of its officers, directors, partners, agents, members, managers, and employees and its successors and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from the introduction of any Hazardous Material by Subtenant or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building, except to the extent such losses, claims, demands, costs and expenses are caused by Sublandlord’s gross negligence or willful misconduct. At Sublandlord’s request, Subtenant will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

(e) Sublandlord agrees to indemnify and defend Subtenant and each of its officers, directors, partners, agents, members, managers, and employees and its successors and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, to the extent arising from the introduction of any Hazardous Material by Sublandlord or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building, except to the extent such losses, claims, demands, costs and expenses are caused by Subtenant’s gross negligence or willful misconduct. At Subtenant’s request, Sublandlord will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Subtenant.

(f) For the purposes of this Section 16, “Hazardous Material” shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel or mixture thereof, radon, asbestos, and “source,” “special nuclear” and “by-product” material as defined in the Atomic Energy Act of 1985, 42 U.S.C. §§ 3011 et seq.

17. Waiver of Subrogation. Notwithstanding anything in this Sublease to the contrary, Sublandlord and Subtenant each waive all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant waives any and all rights of recovery, claims, actions or causes of action against Landlord and its agents, officers, directors, partners, members, managers and employees and their respective successors and assigns, for any loss or damage that may occur to the Premises, or any improvements to the Premises, or any personal property of any person in the Premises, by reason of fire, the elements, or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

18. Brokerage Commission. Each party represents and warrants to the other and to Landlord that, other than Grubb & Ellis and The Staubach Company (whose commissions will be payable by the Sublandlord pursuant to separate listing and commission agreements, respectively), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. This Section 18 is not intended to create any third party beneficiary rights except in favor of Landlord. Each party agrees to protect, defend, indemnify and hold the other and Landlord and its officers, directors, partners, members, managers, agents and employees and their respective successors and assigns harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finders or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

19. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord, and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant’s assigns. In addition, Subtenant acknowledges and agrees that Sublandlord has the absolute and unqualified right to assign this Sublease subject only to the terms and conditions of the Prime Lease.

20. Assignment and Subletting. Subject to the prior written consent of Landlord and Sublandlord, which Sublandlord consent shall not be unreasonably withheld, conditioned or delayed, Subtenant may assign this Sublease or sublet or otherwise transfer its interest in all or any part of the Premises.

21. Entire Agreement. This Sublease contains all the terms, covenants, conditions, and agreements between Sublandlord and Subtenant relating in any manner to the rental, use, and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants, and conditions of this Sublease cannot be altered, changed, modified, or added to except by a written instrument signed by Sublandlord and Subtenant and consented to by Landlord in writing.

22. Notices.

(a) If any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by either Sublandlord (to the extent such notice is applicable to Subtenant or the Premises) or Subtenant, the party receiving the same shall, as soon thereafter as possible but in any event within 24 hours, deliver such notice to the other party if such notice is written or advise the other party thereof by telephone if such notice is oral.

(b) Notices and demands required, desired, or permitted to be given by either party to the other with respect hereto or the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by nationally recognized overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by nationally recognized overnight air courier service, addressed as follows:

if to Sublandlord:	Rio Tinto Materials, Inc. 8051 E. Maplewood Avenue Bldg. 4, Office 264 Greenwood Village, CO 80111
Attn: Leah G. Cooper Facsimile: (303) 713-5780

with a copy to:	Rio Tinto Materials, Inc. 8051 E. Maplewood Avenue Bldg. 4, Office 264 Greenwood Village, CO 80111
Attn: Rio Tinto Group Property Administrator

if to Subtenant:	Until January 31, 2008: Gevo, Inc.
133 North Altadena Drive Suite 310 Pasadena, CA 91107
Attn: Controller After February 1, 2008:
Gevo, Inc. 345 Inverness Drive South
Building C, Suite 310
Englewood, CO 80112 Attn: Controller

with a copy to:	Liz Sharrer, Esq. Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202

Notices and demands shall be deemed to have been given 2 days after mailing, if mailed, or, if made by personal delivery or by overnight air courier service, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party.

23. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord $[…***…] in cash and a letter of credit from Silicon Valley Bank in the amount of $[…***…] (the “Letter of Credit”) as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. The Letter of Credit shall be reduced annually throughout the Term according to the following schedule:

*    Confidential Treatment Requested

Date	Reduction	Remaining Amount Following Reduction
[…***…]
July 31, 2009	$39,681.50	$158,726.00
July 31, 2010	$39,681.50	$119,044.50
July 31, 2011	$39,681.50	$79,363.00
July 31, 2012	$39,681.50	$39,681.50
July 31, 2013	$39,681.50	-0-

If Subtenant defaults with respect to any provision of this Sublease and such default continues beyond any applicable grace or cure period, including but not limited to the provisions relating to the payment of rent, Sublandlord may use, apply or retain all or any part of said security deposit for the payment of any Rent and any other sum in default, or for the payment of any out-of-pocket sum which Subland lord may spend or become obligated to spend by reason of Subtenant’s default or to compensate Sublandlord for any other actual loss or direct damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion of said security deposit is so used or applied during the Term, Subtenant shall, within 5 days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its Prime amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Except to the extent required by law, Sublandlord shall not be required to keep said security deposit separate from its general funds and Subtenant shall not be entitled to interest on any security deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, said security deposit or any balance thereof shall be returned to Subtenant within 30 days after the expiration of the Term and Subtenant’s vacation of the Premises. Nothing herein shall be construed to limit the amount of damages recoverable by Sublandlord or any other remedy to the security deposit.

24. Examination. Sublandlord’s submission of this instrument to Subtenant to examine or sign is not a reservation of or option for the Premises and does not bind Sublandlord. Subtenant’s execution and delivery of this Sublease constitutes an offer by Subtenant to sublease the Premises on the terms and conditions contained in this Sublease that Subtenant cannot revoke for 10 days after delivery, but no lease, sublease, or obligation on Sublandlord will arise until both Sublandlord and Subtenant have signed and delivered this instrument, and Sublandlord has obtained Landlord’s Consent.

25. SNDA’s. Prior to the Commencement Date, Sublandlord shall request that Landlord obtain from the holder of any existing mortgage, deed of trust or ground lease covering the Building and furnish to Subtenant a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Subtenant.

26. Reasonability. It shall not be deemed unreasonable for Sublandlord to withhold its consent if Landlord’s consent is required and has not been received.

*    Confidential Treatment Requested

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBTENANT: Gevo, Inc.		SUBLANDLORD: Luzenac America, Inc.

By:	/s/ David Glassner	By:	/s/ Chris J. Robison
Name: David Glassner		Name: Chris J. Robison
Title: Vice Preident		Title: President

November 30, 2007

EXHIBIT A

PRIME LEASE

[see attached]

COMMERCIAL LEASE

(TRIPLE NET WITH LANDLORD SERVICES LEASE)

BETWEEN

Today Denver Technology Park, L.P.

a Texas limited partnership,

as Lessor,

and

Luzenac America, Inc.,

a Delaware corporation

as Lessee

Dated: April 29, 2003

Property Address:	345 Inverness Drive South
Building C
Englewood, Colorado 80112

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

COMMERCIAL LEASE

(TRIPLE NET WITH LESSOR SERVICES LEASE)

ARTICLE 1 BASIC LEASE TERMS

1.1 Parties. This lease agreement (“Lease”) is entered into by and between the following Lessor and Lessee:

Today Denver Technology Park, L.P., a Texas limited partnership (“Lessor”), and Luzenac America, Inc., a Delaware corporation (“Lessee”).

1.2 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to the Lessee the following described premises, which premises are more or less depicted on Exhibit A attached hereto and incorporated herein by this reference (“Leased Premises”):

27,000 rentable square feet (Approximate sq. ft. in Leased Premises). The actual square footage will not be known until completion of the Lessee Improvement Final Plans by Burkett Design. The number of rentable square feet specified in said plans (which shall be measured from roofline to roof line and to the center of any interior demising walls, with no area factor included) prepared by Burkett Design shall be binding on Lessor and Lessee. Upon completion of the Lessee Improvement Final Plans by Burkett Design, Lessor and Lessee shall execute an amendment to this Lease, which amendment shall specify the actual square footage of the Lease and the amount of Base Rent due monthly based on said square footage.

176,632 rentable square feet (Approximate sq. ft. in Building)

345 Inverness Drive South, Building C (Name of building or project)

345 Inverness Drive South, Building C, Suite 310, (Street address/suite number)

Englewood, Colorado 80112 (City, State, and Zip Code), located on the land shown on Exhibit “A” attached hereto and incorporated herein for all purposes.

Lessee acknowledges that the square footage of the Leased Premises is as set forth above.

1.3 Term. Subject to and upon the conditions set forth herein, the term (the “Term”) of this Lease commences on August 1, 2003 (the “Commencement Date”), and terminates One Hundred Twenty (120) months thereafter (the “Termination Date”). Notwithstanding the foregoing to the contrary, Lessee shall have access to the Leased Premises three (3) weeks prior to the Commencement Date for Lessee’s installation of furniture, fixture and equipment (“FF&E”), but not for the operation of Lessee’s business. Lessee shall not interfere with the contractor performing the Lessee Improvements, as such term is hereinafter defined, during said early installation of the FF&E. Lessee agrees that Lessor will not be liable to Lessee if Lessor does not deliver possession of the Leased Premises to Lessee on the Commencement Date, and Lessor’s non-delivery of the Leased Premises to Lessee on the Commencement Date will not change the terms of this Lease or the obligations of Lessee hereunder. If delivery of the Leased Premises is delayed for any reason other than Lessee Delay (as hereinafter defined), Lessor and Lessee agree that the Commencement Date will be delayed until possession of the Leased Premises is delivered to Lessee, in which event the Term will be automatically extended for a period of time equal to the delay in delivery of possession of the Leased Premises to Lessee. The Commencement Date shall not be delayed due to Lessee Delay (hereinafter defined). Notwithstanding the foregoing, or any provision of Article 6 of this Lease, if the Commencement Date is delayed more than 60 days past the Threshold Date, as such term is hereinafter defined, not as a result of Lessee Delay or Force Majeure (provided the Force Majeure delay shall be limited to ninety (90) days), then the period of abated Base Rent described in this Lease will be extended on a day-for-day basis by the number of days that exceed 60 days of delay. Furthermore, if there is a delay in the Commencement Date of more than 120 days past the Threshold Date, that is not caused by Lessee Delay or Force Majeure (provided the Force Majeure delay shall be limited to ninety (90) days) then Lessee will have the right to terminate this Lease by written notice to Lessor, in which event all funds previously delivered by Lessee to Lessor will be returned to Lessee and the parties will be relieved of all further obligations under this Lease. If the Commencement Date is delayed, Lessor and Lessee shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and Termination Date. If the Termination Date falls on a day other than the last day of a month, the parties agree that the Term is automatically extended by the number of days necessary to cause the Tarn to end on the last day of a month.

1.4 Base Rent, Security Deposit. Base Rent shall be the following amount per rentable square foot per annum during the specified months of the Term:

Month of Term	Annual Base Rent Rate/SF*
1-12
13-24
25-36
37-48
49-60
61-72	[…***…]
73-84
85-96
97-108
109-120

*	Effective rate of […***…]. The Effective Rate is for informational purposes only, and in no way affects the Annual Base Rent Rates specified herein.

Notwithstanding the foregoing to the contrary, the annual Base Rent shall be abated pursuant to the terms of Exhibit D attached hereto and incorporated herein by this reference.

1.5 Security Deposit. None.

*    Confidential Treatment Requested

1.6	Addresses.

Lessor’s Address:	Lessees’s Address:

17400 Dallas Parkway Suite 216 Dallas, Texas 75287	345 Iverness Drive South Building C, Suite 310 Englewood, Colorado 80112

With copy to:

Phillip K. Larson, Esq. Lottner Rubin Fishman Brown & Saul, P.C. 633-17th Street, Suite 270Q Denver, Colorado 80202

1.7 Permitted Use. General office, laboratories and warehouse.

ARTICLE 2 RENT

2.1 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease without notice, demand, counter-claim, set-off or abatement, except as otherwise set forth in this Lease, the sum of money set forth in Section 1.04 of this Lease, which amount is payable to Lessor at the address shown above. One monthly installment of rent is due and payable on the date of execution of this Lease by Lessee for the Base Rent for the first month in which Base Rent is not abated, and a like monthly installment is due and payable on or before the first day of each calendar month thereafter during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above will be prorated to the end of that calendar month and all succeeding installments of rent are payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

2.2 Additional Rent. Lessee agrees to pay as additional rent, without deduction or set-off of any kind except as otherwise set forth herein, Lessee’s Pro Rata Share (as defined below) of all ad valorem taxes and installments of special assessments (including dues and assessments by means of deed restrictions and/or owner’s associations) lawfully levied or assessed against the Building (as hereinafter defined) of which the Leased Premises are a part and any and all insurance required herein or which is standard for similar projects (specifically including fire and casualty, commercial general liability and rent loss insurance). Said ad valorem taxes, assessments and insurance shall be prorated and paid on or before the first day of every month commencing on the Commencement Date, in advance, as additional rent. The pro ration shall be based upon Lessor’s estimate of ad valorem taxes, assessments and insurance for the current calendar year, provided, that in the event Lessor is required under a mortgage, deed of trust, underlying lease or loan agreement covering the Building to escrow ad valorem taxes, assessments or insurance, Lessor may but shall not be obligated, to use the amount required to be escrowed as a basis for its estimate. There will be an annual accounting as to actual ad valorem taxes, assessments and insurance and appropriate payment or credits made. To the extent the Commencement Date or termination date of this Lease is not on the first day of the calendar year or last day of the calendar year respectively, Lessees liability for ad valorem taxes, assessments and insurance shall be subject to a pro rata adjustment based on the number of days of any such year during which the Term is in effect, Lessee shall have the right at its expense to contest or appeal by appropriate proceedings any value assessment rendered by applicable taxing authorities and Lessor shall cooperate to the extent reasonably necessary in such contest or appeal. To the extent the Leased Premises are part of a multi-occupancy building, Lessee shall pay Lessee’s Pro Rata Share of such ad valorem taxes, assessments and insurance. Lessee’s Pro Rata Share will be a fraction, the numerator of which shall be the number of rentable square feet of floor area of the Leased Premises and the denominator of which shall be the number of rentable square feet of floor area in the Building of which the Leased Premises are a part.

2.3 Operating Expenses. Lessee agrees to pay, as additional rent, Lessee’s Pro Rata Share of Lessor’s Operating Expenses (hereinafter defined) for the Building without deduction or set-off of any kind except as otherwise set forth herein. Lessor may invoice Lessee monthly for Lessee’s Pro Rata Share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time (but no more than once per calendar year) based upon anticipated Operating Expenses. As of the date hereof, it is estimated that the Operating Expenses for calendar year 2003 will be approximately […***…] per rentable square foot. Within four months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this Section, such amount shall be credited against the next required payment of base rent. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this Section, the account shall be accompanied by an invoice for the additional rent. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Provided Lessee is not in default of any terms of this Lease, Lessee shall have the right, at its own expense, to audit Lessor’s books relevant to the additional rent payable under this Section. With respect to such audit, Lessee (i) may review Lessor’s books during office hours, (ii) must perform such audit at the location of Lessor’s books, (iii) must request such audit within six (6) months of receipt of its annual reconciliation of Operating Expenses, (iv) must deliver to Lessor a copy of the results of such audit, (v) may not audit the same calendar year more than one time; and (vi) may not have such audit conducted by a contingency fee-based auditor or accountant. If, as a result of such audit, it is determined that the Operating Expenses have been overstated by three percent (3%) or more, Lessor shall be required to reimburse Lessee for the costs of such audit. Assignees of Lessee may only audit periods for which they occupy the Leased Premises and subtenants of Lessee shall have no audit rights. If the audit discloses a discrepancy, within ten (10) days following receipt of the results of the audit, the discrepancy will be resolved by either Lessee paying to Lessor the amount owed by Lessee or by Lessor crediting the amount of Lessee’s overpayment against the payment(s) of Base Rent or additional rent next owing by Lessee.

*    Confidential Treatment Requested

2.4 Definition of Operating Expenses. The term “Operating Expenses” includes all expenses incurred by Lessor with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; security; wages and benefits payable to employees of Lessor to the extent their duties are directly connected with the operation and maintenance of the Building; all services, utilities for common areas, supplies, repairs, replacement or other expenses for maintaining and operating the common parking and plaza areas; the cost, amortized over its useful life, of any expense required to be capitalized under GAAP principles and any capital improvement made to the Building by Lessor to the extent required under any governmental law or regulation; and the cost, amortized over its useful life, of installation of any device or other equipment to the extent it improves the operating efficiency of any system within the Leased Premises and thereby reduces Operating Expenses, provided that the amount included in Operating Expenses does not exceed the amount of cost savings, as reasonably estimated or determined by Lessor. The term Operating Expenses does not include the following: income and franchise taxes of Lessor; expenses and attorneys’ fees incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of lessor; compensation paid to any employee of Lessor other than maintenance and property management personnel to the extent these services are directly associated with the operation and maintenance of the Building; capital expenses except as expressly stated above; any depreciation allowance or expense (except for depreciation of capital improvements and equipment specifically included within the definition of Operating Expenses); or operating expenses which are the responsibility of Lessee or any other lessee of the Building; or expenses (herein called “Defect Expenses”) incurred as a result of or caused by latent defects, punch list items, or Lessor’s failure to construct Building shell improvements or Lessee Improvements (hereinafter defined) in accordance with the requirements of this Lease and substantially in accordance with the Final Shell Plans and Specifications and Lessee Improvements Final Plans and Specifications as provided herein (such items being herein called “Defects”); operating expenses otherwise caused by or resulting from Lessor’s breach of its obligations under this Lease or any other lease of space; any amounts for which Lessor is reimbursed by insurance proceeds or any other source; property management fees in excess of 4.0 percent of rent receipts from the Building; expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged directly but which are provided to any other occupants of the Building; amounts paid to Lessor or any of its affiliates for goods and/or services to the extent the amount exceeds the cost that would have been payable by unaffiliated third parties on a competitive basis; electric power costs for which any occupant directly contracts with the provider or for which any occupant is separately metered; expenses in connection with complying with the Americans with Disabilities Act, including without limitation penalties or damages incurred due to non-compliance, except to the extent the same are permitted to be passed through as Operating Expenses pursuant to Section 16.1 of this Lease; tax penalties incurred as a result of Lessor’s failure to make payments and/or to file any return when due; cost for which Lessor is compensated by a management fee; costs arising from the gross negligence or fault of other occupants or of Lessor, its agents, vendors or contractors; unless due to the acts of Lessee, expenses arising from the presence of Hazardous Substances as defined in Section 3.6, in or about the Building or the project, and expenses incurred in connection with any Hazardous Substances cleanup, response action, or remediation on, in, under or about the Building or the project, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring or management thereof; charitable contributions; costs and attorneys’ fees arising from claims, disputes or proceedings pertaining to the Lessor or any prospective or existing tenant for the project; costs of any tap fees or any sewer or water connection fees for the benefit of any occupant; any above-standard janitorial services provided to other occupants that are not provided to Lessee; and amounts deposited into any reserves maintained by Lessor or its lender for subsequent payments of Operating Expenses or for any other purposes.

2.5 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if more than once during any consecutive period of twelve months, the monthly rental payment is not received by Lessor on or before the fifth business day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the fifth business day of the month next following the month in which Lessee was invoiced, Lessee agrees to pay a late payment charge of five percent (5%) of such past due amount in addition to such amounts owed under this Lease. In addition, Lessor is entitled to charge One Hundred Dollars ($100.00) for each check or payment which is not honored by Lessee’s bank. Said charge is in addition to any other amounts owed under this Lease.

2.6 Security Deposit. [Intentionally Deleted]

2.7 Holding Over. In no event may Lessee remain in the Leased Premises following the expiration or termination of this Lease without Lessor’s prior written consent. If Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, Lessee agrees that it will be a month-to-month tenant for the holdover period and that all of the terms and provisions of this Lease are applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to one hundred twenty five percent (125%) of the base rent being paid by Lessee immediately prior to the expiration or termination of this Lease for the first three months of such hold over and one hundred fifty percent (150%) of the base rent being paid by Lessee immediately prior to the expiration or termination of this Lease thereafter. Lessee agrees to vacate and deliver the Leased Premises to Lessor immediately upon Lessee’s receipt of notice from Lessor to vacate. Such notice may be given pursuant to the notice provisions of Section 14.7 herein. Lessee agrees to pay the rental payable during the holdover period to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor and notwithstanding receipt by Lessee of an invoice from Lessor for holdover rent, will extend the term of this Lease. Additionally, Lessee shall pay to Lessor all damages sustained by Lessor as a result of such holding over by Lessee without the written consent of Lessor.

ARTICLE 3 OCCUPANCY AND USE

3.1 Use. Lessee warrants and represents to Lessor that the Leased Premises may be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable, will not create a nuisance, interfere with standard Building operations, or affect the structural integrity or design capabilities of the Building. Lessee shall not permit any operation which emits any odor or matter which intrudes outside the Leased Premises, attracts rodents, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other party outside the Leased Premises, including without limitation, any other tenant in the Building. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building. If at any time during the Term, the Lessor’s insurance carrier imposes an additional penalty or surcharge in Lessor’s insurance premiums because of Lessee’s original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee’s inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase in Lessor’s insurance premiums. Notwithstanding anything set forth in this Section 3.1, in no way does Lessor warrant or represent, either expressly or impliedly, that Lessee’s use of the Leased Premises is in accordance with applicable codes or ordinances of the municipality within which the Building is located, but Lessor approves the use of the Leased Premises for the uses specified in Section 1.7. Subject to Section 7.4, Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee survive the termination or expiration of this Lease.

3.2 Signs. No sign of any type or description may be erected, placed or painted in or about the Leased Premises or Building, including those advertising the Leased Premises for sublease, except those signs submitted to Lessor in writing and approved by Lessor in writing and which signs are in conformance with Lessor’s sign criteria established for the Building, and applicable governmental requirements and limitations (including any applicable restrictive covenants). Such permitted signs must be removed by Lessee in accordance with the conditions allowing their erection or upon expiration or termination of this Lease at Lessee’s sole cost and expense. Any damage from such removal repaired at Lessee’s sole cost and expense. Subject to the foregoing and provided Lessee pays for any such signage and Lessee obtains any necessary approvals, Lessor consents to signage for the benefit of Lessee on the Building C directory sign, the doors at the entrances to the Leased Premises, and Monument signage at or about the main entrance of the Leased Premises.

3.3 Compliance with Laws, Rules and Regulations. Lessee, at Lessee’s sole cost and expense (except as provided in Section 2.4 hereof), shall comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof by state, federal, municipal or other agencies or bodies having jurisdiction over Lessee or the use, condition and occupancy of the Leased Premises except that Lessor shall be responsible for construction of the Lessee Improvements in compliance therewith as of the Commencement Date. Lessee will comply with the rules and regulations of the Building adopted by Lessor which are set forth on Exhibit C attached to this Lease. At any time, Lessor may change and amend the rules and regulations in any reasonable manner not inconsistent with the terms of this Lease as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Leased Premises. All changes and amendments to the rules and regulations of the Building will be sent by Lessor to Lessee in writing and must thereafter be carried out and observed by Lessee. Lessor shall use reasonable efforts to enforce the rules and regulations in a nondiscriminatory manner against all occupants.

3.4 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, is entitled to possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof. Lessor is not responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee’s use and enjoyment of the Leased Premises.

3.5 Inspection. Lessor or its authorized agents may at any and all reasonable times and upon reasonable notice enter the Leased Premises to inspect the same, conduct tests, environmental audits or other procedures to determine Lessee’s compliance with the terms hereof; to supply any other service to be provided by Lessor; to show the Leased Premises to prospective purchasers, lessees (during the final 90 days of the Term), or mortgagees; to alter, improve or repair the Leased Premises or any other portion of the Building or for any other purpose Lessor deems reasonably necessary. LESSEE HEREBY WAIVES ANY CLAIM FOR DAMAGES FOR INJURY OR INCONVENIENCE TO OR INTERFERENCE WITH LESSEE’S BUSINESS, ANY LOSS OF OCCUPANCY OR USE OF THE LEASED PREMISES, AND ANY OTHER LOSS OCCASIONED THEREBY INCLUDING CLAIMS RESULTING FROM THE NEGLIGENCE OF LESSOR BUT EXCLUDING ANY CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR. Lessee shall not change Lessor’s lock system or in any other manner prohibit Lessor from entering the Leased Premises. Lessor is entitled to use any and all means which Lessor may deem proper to open any door in an emergency without liability except as caused by Lessor’s gross negligence or willful misconduct. During the final one-hundred eighty days of the term of this Lease, Lessor or its authorized agents have the right to erect or maintain on or about the Leased Premises or the Building customary signs advertising the Leased Premises for lease or sale. Notwithstanding any provision of this paragraph to the contrary, Lessor will not enter into any of the laboratory areas or any areas that contain the Lessee’s servers or other information technology, except when accompanied by a representative of Lessee (except in the event of an emergency for which Lessor was unable to contact a representative of Lessee after making reasonable efforts to do so in light of the Circumstances of the emergency).

3.6 Hazardous Waste.

(a) The term “Hazardous Substances,” as used in this Lease means pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any “Environmental Law,” which term means any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency in connection with the Permitted Materials; (iii) no portion of the Leased Premises or Building will be used as a landfill or a dump; (iv) Lessee will not install any underground or above ground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (vi) Lessee will not permit any Hazardous Substances to be brought onto the Leased Premises or Building, except for the Permitted Materials, and if so brought or found located thereon (except for pre-existing conditions or matters caused by the Lessor), the same must be immediately removed, with proper disposal, and all required cleanup procedures must be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor’s representative’s may, but are not required to, enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor’s reasonable opinion, that said Permitted Materials are being stored, used, or disposed of in violation of any Environmental Law, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within twenty-four (24) hours, Lessor has the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of this Lease, the Leased Premises or Building are found to be so contaminated or subject to said conditions as a result of Lessees breach of the terms of this Lease, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee’s sole cost. Before taking any action to comply with Environmental Laws or to clean up Hazardous Substances contaminating the Leased Premises or Building, Lessee shall submit to Lessor a plan of action, including any and all plans and documents required by any Environmental Law to be submitted to a governmental authority (collectively a “plan of action”). Such plan of action must be implemented by a licensed environmental contractor. Before Lessee begins the actions necessary to comply with Environmental Laws or to clean up contamination from Hazardous Substances, Lessor must have (1) approved the nature, scope and timing of the plan of action, and (2) approved any and all covenants and agreements to effect the plan of action. Subject to Section 7.4, Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises or Building by Lessee but excluding pre-existing conditions or matters resulting from the gross negligence or willful misconduct of Lessor. The foregoing indemnification and the responsibilities of Lessee survive the termination or expiration of this Lease.

(b) Lessee represents that it has not been previously cited for any environmental violations by any applicable governmental agency. To Lessor’s actual knowledge, without investigation, as of the date of this Lease the project, the Building in general and the Leased Premises in particular are in compliance with all applicable Environmental Laws and there are no Hazardous Substances in, on, under or about the project, the Building or the Leased Premises.

3.7 Certificate of Occupancy. Upon occupancy of the Leased Premises, Lessee shall use its best efforts to obtain a Certificate of Occupancy (the “CO”) or a temporary certificate of occupancy if appropriate from the municipality in which the Leased Premises are located.

3.8 Parking and Road Use. Lessee is granted the license and right to use, for the benefit of Lessee, its employees, customers, invitees and licensees, the parking areas adjacent to the Building of which the Leased Premises are a part on an unassigned, unreserved and non-exclusive basis as available on a first come, first serve basis, subject to reasonable regulation by Lessor. Lessor reserves the right in its sole discretion to designate specific areas within the parking areas for the exclusive use of visitors and invitees to the Building and others. Any parking permitted by Lessor on any common drive areas by Lessee or any of Lessee’s employees, customers, invitees or licensees will be permitted upon the express condition that all such drives must be kept clear for through traffic of all vehicles, including tractor-trailers. No driving or parking of any vehicles on non-paved areas adjoining the Building or within the project of which the Building is a part is permitted. Notwithstanding the foregoing, Lessee has the right to use up to four parking spaces per 1,000 rentable square feet in the Leased Premises (one hundred eight (108) total parking spaces).

ARTICLE 4 UTILITIES SERVICE

4.1 Building Services.

(a) Lessor shall provide the normal utility service connections to the Building. Lessee shall pay directly to the appropriate supplier the cost of all utility services to the Leased Premises, including, but not limited to, security deposits, initial connection charges, all charges for gas, electricity, telephone, water, sprinkler monitoring devices, sanitary and storm sewer service, and security systems. If any services are jointly metered with other Leased Premises or property, Lessor shall make a reasonable determination of Lessee’s proportionate share of the cost of such services and Lessee shall pay such share to Lessor with ten (10) days of receipt of any invoice thereof. In a multi-occupancy Building, Lessor may provide water to the Leased Premises, in which case Lessee agrees to pay to Lessor its Pro Rata Share of the cost of such water. Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee’s use of the sanitary sewer system, but only to the extent that Lessee’s use of the Leased Premises causes a material increase of the maintenance and repair obligations of any such items beyond that which would reasonably be expected to occur by any occupant of the Leased Premises who is using the Leased Premises for general office purposes. If the Leased Premises are in a multi-occupancy building, Lessee shall pay all surcharges levied due to Lessee’s use of sanitary sewer or waste removal services insofar as such surcharges arise from any extraordinary use of the sanitary sewer or waste removal services beyond that which reasonably would be expected if the Leased Premises were used for general office purposes and that affect Lessor or other Lessees in the Building. Except as set forth herein, Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the Leased Premises or the Building. Utility services for the common areas shall be part of Operating Expenses.

(b) Lessee agrees that Lessor is not liable to Lessee in any respect for damages to either person, property or business on account of any interruption or failure of utilities or services furnished by Lessor, except as caused by the gross negligence or willful misconduct of Lessor. No such interruption or failure may be construed as an eviction of Lessee or entitle Lessee to (i) any abatement of rent, (ii) terminate this Lease, or (iii) be relieved from fulfilling any covenant or agreement contained herein, except as caused by the gross negligence or willful misconduct of Lessor. Notwithstanding the foregoing to the contrary, in the event the interruption or failure of utilities continues for sixty (60) consecutive days, Lessee’s Base Rent shall be abated from the sixty-first (61st) day until said interruption or failure of utilities is corrected. Should any malfunction of the improvements or facilities to the Leased Premises or Building (which by definition do not include any improvements or facilities of Lessee which are part of the Lessee Improvements) occur for any reason, Lessor shall use reasonable diligence to repair same promptly, but Lessee will not be entitled to any claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom.

4.2 Theft or Burglary. Lessee expressly acknowledges that whether or not Lessor, from time to time, elects to provide security services, Lessor has not, nor will Lessor be deemed to have, warranted the efficiency of any security personnel, service, procedures or equipment and Lessor is not liable in any manner for the failure of any of the foregoing to prevent or control or apprehend anyone suspected of theft, personal injury, property damage or any criminal conduct in, on or around the Building, unless caused by the gross negligence or willful misconduct of Lessor. Except as caused by the gross negligence or will misconduct of Lessor, Lessee agrees that Lessor is not liable to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises.

ARTICLE 5 REPAIRS AND MAINTENANCE

5.1 Existing Conditions. On the Commencement Date, Lessee shall be deemed to have accepted the Leased Premises in their then existing condition, subject to all recorded matters, laws, ordinances, and governmental regulations and orders and except for latent defects and other matters reflected on a punch list prepared by Lessee; provided that, Lessee’s acceptance of the Leased Premises shall not relieve Lessor from any maintenance and repair obligations under this Lease. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any warranty or representation of any kind, either express or implied as to the condition of the Leased Premises or the suitability of the Leased Premises for Lessee’s intended use. The taking of the possession of the Leased Premises by Lessee is intended by the parties to be conclusive evidence that Lessee accepts the Leased Premises and Lessor has complied with its obligations of Section 6.1 herein except for Defects (as defined in Section 2.4 hereof). Prior to taking occupancy of the Leased Premises, Lessee shall sign a copy of the space plan of the Leased Premises acknowledging its condition on the date thereof (unless Lessor waives such requirement) and execute Lessor’s Standard Tenant Acceptance of Premises form accepting such condition except for Defects.

5.2 Lessor Repairs and Maintenance. Except with respect to Defects, Lessor is not required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the Term. Lessor shall maintain the roof, foundation and structural soundness of exterior walls of the Building, mechanical, electrical and plumbing systems serving the Building and common areas, in good repair and condition except for reasonable wear and tear. Lessor shall also perform all ground maintenance, landscaping, pest control, and removal of debris from outside receptacles. Except for Lessor’s gross negligence or willful misconduct, Lessee agrees that Lessor is not liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee is not entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. Nothing contained herein entitles Lessee to make any repairs, alterations or additions to the Leased Premises at Lessor’s expense or to terminate this Lease based on the physical condition of the Leased Premises.

5.3 Lessee Repairs and Maintenance. Lessee shall, at its sole cost and expense, maintain, repair and replace all other parts of the Leased Premises in good repair and condition, ordinary wear and tear expected, including, but not limited to carpet or other floor covering, interior partitions, doors, interior side of demising walls, telephone and computer cabling that serves Lessee’s equipment exclusively, any supplemental air conditioning, interior water closets, kitchens and plumbing in connection therewith and any alterations, additions or improvements made by or on behalf of Lessee. Subject to Section 7.4, Lessee shall take good care of all personal property and fixtures located within the Leased Premises. Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, licensees or visitors to the Leased Premises, the Building, or the project. If Lessee fails to maintain, repair or replace promptly as required herein, Lessor may, at its option, perform on Lessee’s behalf and charge the cost of such performance to Lessee as additional rent which is due and payable by Lessee within ten (10) days from receipt of Lessor’s invoice. Costs incurred under this section are the total responsibility of Lessee.

5.4 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in Section 1.05 and delivered pursuant to Section 14.07. After receipt of written notice, Lessor is entitled to a reasonable time within which to perform such repairs or maintenance.

5.5 Lessee Damages. Lessee shall not allow any damage to be committed on any portion of the Leased Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and casualty loss excepted. Except as caused by the gross negligence or willful misconduct of Lessor, the cost and expense of any repairs necessary to restore the condition of the Leased Premises must be borne by Lessee. Should Lessor be required to expend any sums to ensure compliance with this Section 5.05, Lessee shall reimburse Lessor within ten (10) days of receipt of notice from Lessor.

5.6 Maintenance Contract. Lessor may, as an Operating Expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract on an annual basis with a maintenance contractor for the servicing of all sprinkler systems, hot water, heating and air conditioning systems and equipment within or servicing the Leased Premises.

ARTICLE 6 ALTERATIONS AND IMPROVEMENTS

6.1 Initial Lessee Improvements.

(1) Lessee Improvements. Lessor and Lessee shall meet to discuss the design and construction of those improvements desired by Lessee, such improvements including, but not being limited to, M.E.P. systems, computer flooring, interior walls, wall coverings, window treatments, and floor coverings (the “Lessee Improvements”). Lessee agrees and acknowledges that other than the Lessee Improvements paid with the Improvement Allowance, as such term is hereinafter defined, Lessee is leasing the Leased Premises in its “As Is” condition and repair, subject to Defects. Lessee shall cause its architect, Burkett Design, to prepare preliminary plans and specifications of the Leased Premises satisfactory to Lessee, measured as provided in Section 1.2, for construction of the Lessee Improvements desired by Lessee and Burkett Design shall deliver two (2) copies of such plans and specifications to Lessor for approval, which approval shall not be unreasonably withheld by Lessor. Lessor will advise Lessee within five (5) business days after Lessor’s receipt of the preliminary plans and specifications of Lessor’s approval or disapproval, and, Lessor’s failure to respond within the five day period will be deemed Lessor’s approval. Notwithstanding any provision of this Article 6 to the contrary, Lessor may only disapprove the preliminary plans and specifications, the final plans and specifications and any other work desired by Lessee as part of the Lessee Improvements to the extent that any work described in the documents or requested by Lessee will adversely affect the structural integrity of the Building, unreasonably delay issuance of a building permit, adversely affect systems serving the Building or increase the cost of operation or maintenance of any such systems, do not conform to applicable building codes or other governmental regulations, or do not compliment the Building’s architecture or are of lesser quality than Building standard construction and materials. Lessee covenants and agrees that as part of its review and approval of the preliminary plans and specifications it will provide all information necessary to have Burkett Design complete the final plans and specifications as described below. Following approval of the preliminary plans, Lessee shall cause Burkett Design to prepare final plans and specifications for the Lessee Improvements satisfactory to Lessee, measured as provided in Section 1.2, and other construction documents for Lessor’s and Lessee’s approval, which approval shall not be unreasonably withheld by Lessor. The approved final plans and specifications for the Lessee Improvements being herein called the “Lessee Improvements Final Plans and Specifications”. Within two (2) weeks of Lessor’s receipt of the approved Lessee Improvements Final Plans and Specifications, Lessor shall deliver to Lessee a budget for construction of the Lessee Improvements, for Lessee’s approval, which shall not be unreasonably conditioned, delayed or withheld. Lessee shall be deemed to have approved of the budget unless Lessee has provided written notice to Lessor of Lessee’s objections thereto within five (5) days following the delivery thereof by Lessor to Lessee. All costs of Burkett Design involved in approving, drafting and preparing the Lessee Improvements Final Plans and Specifications shall be charged against the Improvement Allowance described below. Except for immaterial field changes, modifications to the Lessee Improvements Final Plans and Specifications must be made and accepted only by written change order (“Change Order”) signed by Lessor, Lessee and the Contractor defined below and will constitute an amendment to this Lease. Any such written Change Order will specify the amount of delay expected to be caused to the construction schedule and any change in the cost of the Lessee Improvements caused by the Change Order, which statements will be binding upon Lessor, Lessee and the Contractor. Lessor will not unreasonably (using the criteria specified above in this paragraph) withhold its approval to any such Change Order. Lessee shall be responsible for payment in advance of work and construction resulting from changes in the Lessee Improvements Final Plans and Specifications requested by Lessee that increase the costs of the Lessee Improvements above the Improvement Allowance defined below. The Lessee Improvements Final Plans and Specifications (when approved by Lessor and Lessee) are incorporated in this Lease by reference. For the purpose of this Section, an “immaterial field change” shall mean such field changes which are required by any governmental authority or changes which (i) do not affect the size, configuration, structural integrity, quality, character, architectural appearance and standard of workmanship contemplated in the Lessee Improvements Final Plans and Specifications, (ii) will not result in any default in any obligation to any person or violation of any governmental requirements, and (iii) the cost of or reduction resulting from any single field change or extra does not exceed $2,000 and the aggregate amount of all such changes and extras does not exceed $10,000.

(2) Construction Standards. Subject to Lessee’s payment obligations under Section 6.1(3) below, Lessor shall cause the Lessee Improvements to be completed in a good and workmanlike manner, in accordance with all applicable laws, building codes and regulations, and in substantial accordance with the Lessee Improvements Final Plans and Specifications. Lessor shall coordinate construction of Lessee Improvements and for such services Lessor shall be paid a construction management fee (the “Construction Management Fee”) equal to the lesser of (i) five percent (5%) of the cost of such Lessee Improvements, or (ii) $1.75 per square foot contained in the Leased Premises, which fee shall be paid out of the Improvement Allowance (as hereinafter defined). Notwithstanding the foregoing to the contrary, Lessee reserves the right to select the contractor and other vendors to construct the Lessee Improvements, subject to Lessor’s reasonable approval, and to participate in the bid process. Lessor and Lessee shall mutually agree on the contractor selected to construct the Lessee Improvements. Lessee will have the right to revise the Lessee Improvements Final Plans and Specifications subject to Lessor’s approval rights described in previous paragraph, for the purpose of reducing the cost of the work if the Contractor will not agree in its contract to construct the Lessee Improvements for the amount of the agreed budget. Upon making any such revisions, Lessor will enter into a fixed price contract in the amount (the “Fixed Price”) approved by Lessor and Lessee. The contract will expressly state that Lessee is an intended third-party beneficiary of the contract, who has the right to enforce the contract against the Contractor. The Fixed Price can be increased only by execution of a Change Order as described above. After execution of a Change Order, the change in the Fixed Price, if any, shall be final and Lessor will not be entitled to claim any additional increase to the Fixed Price as a result of the Change Order. The Fixed Price will not be adjusted for omissions or changes to the Lessee Improvements that are the responsibility of either the Lessor or the Contractor pursuant to the Contract or the responsibility of any subcontractors. Additional construction costs caused by any of the following events will be the Lessor’s responsibility and will not entitle Lessor to claim an increase in the Fixed Price: (i) any act or omission constituting a default or negligence by Landlord, the Contractor, or any subcontractors, employees or agents; (ii) the cost of repair of improperly constructed Lessee Improvements; (iii) the cost of repair of Lessee Improvements that were damaged by Lessor, the Contractor, any subcontractor or employees or agents; (iv) the cost of insurance deductibles and uninsured casualty losses; and (v) delays in completion of the Lessee Improvements other than as a result of Lessee Delay or Force Majeure defined below.

(3) Improvement Allowance. To complete the Lessee Improvements and for other purposes specifically permitted under this Lease, Lessor shall expend the lesser of $36.75 per rentable square foot in the Leased Premises (the “Improvement Allowance”) or the actual cost of all of such items. The Improvement Allowance shall be paid out from time to time to pay for costs incurred by Lessor or Lessee (provided Lessee must obtain Lessor approval prior to Lessee paying for or ordering any items directly for which Lessee desires to be reimbursed from the Improvement Allowance) to complete the Lessee Improvements (but not to complete any Base Building Improvements described in Exhibit I), including costs of Lessee’s architect and/or space planner, third party contractors, engineering costs and the Construction Management Fee, as provided above, as the Lessee Improvements progress. Lessee may also use the Improvement Allowance for monument and other signage approved by Lessor and the Inverness Office Park architectural control committee. Any invoices submitted by Lessee for payments from the Improvement Allowance must be submitted to Lessor on or before the 28th of the month, and shall be paid in approximately thirty

(30) days thereafter. To the extent the cost to complete Lessee Improvements exceeds the Improvement Allowance, any overage must be paid by Lessee until the entire overage is paid prior to Lessor disbursing any additional funds from the Improvement Allowance. No unused portion of the Improvement Allowance shall be used as an offset against other liabilities of Lessee to Lessor under this Lease or for any use other than as set forth herein and for Lessee’s cabling costs and Lessee’s moving expenses to relocate to the Leased Premises.

6.2 Additional Lessee Improvements. Except as provided in Section 6.1 above, Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without complying with all local, state and federal ordinances, laws, statutes and without first obtaining the written consent of Lessor, which consent may in the reasonable discretion of Lessor be denied, based upon the criteria specified in Section 6.1. In any event, Lessee shall provide Lessor with a copy of the plans and specifications for any such alterations or improvements. Any alterations, physical additions or improvements to the Leased Premises (including Lessee Improvements) made by Lessor or Lessee become the property of Lessor and must be surrendered to Lessor upon the termination of this Lease without credit to Lessee; provided, however, Lessor, at its option at the time of Lessee’s request, may require Lessee in writing to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. Provided, however, that Lessee shall not be required to remove any Lessee Improvements and shall not be required to remove any subsequent improvements unless Lessor requires their removal in writing at the time of Lessee’s request. This clause does not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default, if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor that may be subsequently granted to or squired by Lessor, if such removal can be accomplished without material damage to the Leased Premises and, if there shall exist any damage caused by such removal, such damage shall be repaired by Lessee. Upon completion of any such work by Lessee, Lessee shall provide Lessor with “as built plans”, copies of all construction contracts and proof of payment for all labor and materials. Lessee shall pay to Lessor a construction management fee equal to ten percent (10%) of the cost of any improvements constructed under this Section 6.2, if Lessor is responsible for the Lessee Improvements. One-half of such fee must be paid prior to commencement of such improvements and the balance upon completion thereof. Notwithstanding anything contained herein to the contrary, Lessee may assume responsibility for construction of the requested additional improvements, subject to Lessor’s approval, not to be unreasonably withheld.

6.3 Mechanics Lien. Lessee will not permit any mechanic’s or materialman’s lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in this Lease is intended in any way to constitute the consent by (or request of) Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part that would give the rise to any mechanic’s or materialman’s or other lien against the Leased Premises. In the event any such lien attaches to the Leased Premises as a result of Lessee’s actions and Lessee does not cause the lien to be removed within 30 days after it receives written notice of the recording of the lien, then in addition to any other right or remedy of Lessor, Lessor may, but is not obligated to, obtain the release or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes must be paid by

Lessee to Lessor on demand as additional rent.

6.4 Delays.

(1) Completion Deadline. Lessor shall cause Substantial Completion (defined below) to occur no later than one-hundred twenty (120) days following (a) Lessor and Lessee’s mutual approval of the budget for the Lessee Improvements, (b) Lessor and Lessee’s approval of the Contractor to construct the Lessee Improvements, (c) Lessor and Contractor entering into the Fixed Price contract and (d) Lessor’s receipt of a building permit to construct the Lessee Improvements (such date being extended by Force Majeure and Lessee Delays with the date, as extended, being hereinafter referred to as the “Threshold Date”). Notwithstanding the foregoing to the contrary, in the event Lessor is unable to obtain the building permit to construct the Lessee Improvements within ninety (90) days (such date being extended by Lessee Delays, but not by Force Majeure, with such date, as extended being referred to as the “Permit Deadline”) of the date Burkett Design delivers to Lessor the final approved Lessee Improvements Final Plans and Specifications which are sufficient for the County, as hereinafter defined, to issue a building permit to construct the Lessee Improvements, then Lessee shall have the right to terminate this Lease by giving Landlord written notice of Lessee’s termination pursuant to this section within ten (10) days of the Permit Deadline, time being of the essence.

(2) Force Majeure. “Force Majeure” delay shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather, strike, other labor disputes, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor, or any similar cause not within the reasonable control of the party claiming the benefits of any Force Majeure provisions. The party claiming the benefits of any Force Majeure provisions shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such Force Majeure event within five (5) business days following such occurrence.

(3) Lessor and Lessee Delay. The terms “Lessor Delays”, “Delays caused by Lessor”, “Lessee Delay” or “Delays caused by Lessee” shall mean delay in completion of construction of the Lessee Improvements caused by:

(1) Unless due to the acts or omissions of the other party or such party’s agents, employees or contractors, the respective party’s failure to perform its design approval obligations by the dates or within the time periods set forth herein or its construction period obligations by the dates or within the time periods shown in Sections 6.1 or 6.4 of this Lease; and

(2) Any subsequent changes, modifications, or alterations to the Final Lessee Improvements Plans and Specifications that are specified in a written change order which reasonably cause delay in the completion thereof, but only to the extent of the period of delay stated in the change order.

“Lessee Delay” or “Delays caused by Lessee” shall also mean (i) delays due to the scope and extent of the Lessee improvements to be constructed by Lessor and (ii) delays caused by mistakes or errors by Burkett Design in any of the plans or specifications prepared by Burkett Design, or delays otherwise caused by Burkett Design, including without limitation delays caused by Burkett Design failing to timely respond to issues, questions or concerns raised by the County of Douglas, Colorado (the “County”) prior to the County issuing the building permit. In order for Lessor to claim such a Delay, Lessor must provide written notice to Lessee of the existence of excessive Lessee Improvements, special design or construction considerations or other matters which will extend the time necessary for the construction of the Lessee Improvements beyond two (2) days. Such notice may only be provided by Lessor to Lessee together with Lessor’s delivery of approval and/or objections to Lessee’s plans and specifications for the Lessee Improvements from time-to-time and in any event not later than approval by Lessor and Lessee of the Contractor to construct the Lessee Improvements. Such notice shall specify the reasons for the delay and the estimated length of delay and, unless the Lessee’s plans and specifications are modified to eliminate such items, the estimated length of the delay shall be included as a Lessee Delay. For purposes of determining delay, the terms Lessor and Lessee shall include their respective contractors, agents and employees. In addition, the party claiming the benefits of such delay shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such delay within five (5) days following such occurrence.

(4) “Substantial Completion” shall mean that time when the following conditions are satisfied and Lessee receives written notice from Lessor that Substantial Completion has occurred:

(1) Receipt of the required temporary or permanent certificate of occupancy, final inspection report or the substantial equivalent under applicable state or local law relative to the Lessee Improvements, with all Building systems operational and tested, and the loading dock doors fully operational.

(2) The construction is completed in accordance with the Lessee Improvements Final Plans and Specifications as acknowledged by Lessor’s architect in writing to Lessee, subject to normal punch list items which will not materially interfere with Lessee’s ability to utilize substantially all of the Leased Premises for its intended purposes.

(3) Notwithstanding anything in this Lease to the contrary, the Commencement Date will not occur earlier than the date of Substantial Completion, except to the extent of any Lessee Delay in causing Substantial Completion.

6.5 Tenant Remedies. In the event that Lessor fails to complete construction of the Lessee Improvements within sixty (60) days alter the Threshold Date, as extended by Lessee Delay or Force Majeure, and any such failure continues for a period of seven (7) days after Lessee gives written notice to Lessor of such failure, Lessee at its option may exercise its right as a third-party beneficiary of the contract with the Contractor to complete construction of the Lessee Improvements and to pay Contractor for its construction of the Lessee Improvements, and offset all costs in connection therewith against the next succeeding payments of Base Rent and additional rent due under the Lease until the entire amount of the offset is satisfied.

ARTICLE 7 CASUALTY AND INSURANCE

7.1 Substantial Destruction. If the Leased Premises or any part thereof are damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. (i) If the Leased Premises are totally destroyed by fire or other casualty, (ii) if the Leased Premises are damaged so that access to the Leased Premises or rebuilding cannot reasonably be completed within one hundred eighty (180) days after the date of written notification by Lessee to Lessor of the destruction, (iii) if the Leased Premises are part of a building which is substantially destroyed (even though the Leased Premises are not totally or substantially destroyed), (iv) if the Leased Premises or Building is damaged by fire or other casualty and applicable law would prevent rebuilding to substantially the condition prior to such fire or casualty, (v) if any mortgagee requires the insurance proceeds payable as a result of such casualty to be applied to the payment of the mortgage debt or (vi) if the Leased Premises are materially damaged and less than two (2) years remain on the Term on the date of such casualty, Lessor may, at its option, terminate this Lease by providing Lessee written notice thereof within sixty (60) days of such casualty and abate Rent and additional rent for the unexpired portion of this Lease, effective as of the date of the casualty.

7.2 Partial Destruction. If this Lease is not terminated under Section 7.01, Lessor shall, at its sole risk and expense, proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage, provided, Lessor has no obligation to repair or rebuild Lessee’s furniture, fixtures or personal property. Subject to Section 7.4, if the destruction was caused by an act or omission of Lessee, its employees, agents, or invitees, Lessee shall pay Lessor the difference between the actual cost of rebuilding or repairing the Leased Premises and any insurance proceeds received by Lessor. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by any act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable will be adjusted to such an extent as may be fair and reasonable under the circumstances. If Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease cease to exist. If any damage or, destruction occurs to the Leased Premises during the last twenty-four (24) months of the term of this Lease that would otherwise give Lessor the right to terminate this Lease, Lessor or Lessee may elect to terminate this Lease as of the date Lessee notifies Lessor of such damage.

7.3 Property Insurance. Lessor shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon an insurance company meeting the standards specified in Section 7.6(3) for insurance to be maintained by Lessee, insuring the Building against all risk of direct physical loss in an amount equal to the full replacement cost of the Building structure and its improvements as of the date of the loss (exclusive of excavation and foundation costs, costs of underground items and costs of parking lot paving and landscaping), providing protection against all perils, including, without limitations fire, extended coverage, vandalism, malicious mischief, a standard mortgagee clause and rental coverage; provided, Lessor is not obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. The rental insurance policy will be for the full rental value for a period of one year, which insurance also covers real estate taxes, insurance and other amounts which might be due Lessor from Lessee pursuant to the terms of this Lease. Lessee agrees that it is not entitled to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in Article 2.0. Notwithstanding the foregoing, in the event Lessor has a net worth in excess of $50,000,000, it shall be entitled to self insure against all risk provided for in this paragraph in lieu of obtaining the insurance set forth herein, in which event Lessor will be deemed to have insurance proceeds available to it that would otherwise have been available if Lessor had purchased the insurance required by this paragraph.

7.4 Waiver of Subrogation. ANYTHING IN THIS LEASE TO THE CONTRARY NOT WITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, IMPROVEMENTS TO THE BUILDING OF WHICH THE LEASED PREMISES ARE A PART, ANY OTHER PORTION OF THE PROJECT OR PERSONAL PROPERTY WITHIN THE BUILDING, BY REASON OF FIRE, EXPLOSION, OR ANY OTHER OCCURRENCE, REGARDLESS, OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES, LESSOR AND LESSEE AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED TO WAIVE EACH COMPANY’S SUBROGATION RIGHTS AND TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGE BY REASON OF THE MUTUAL WAIVERS.

7.5 Hold Harmless. Except as provided in this Lease and except for Lessor’s gross negligence or willful misconduct, Lessor will not be liable to Lessee’s employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises caused by any act or omission of Lessee, its agents, servants or employees, any tenant in the Building of which the Leased Premises are a part, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or the failure or cessation of any service provided by Lessor (including security service and devices or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises). Subject to Section 7.4, Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

7.6 Lessee Insurance.

(1) At all times commencing on and after the earlier of the Commencement Date and the date Lessee or its agents, employees or contractors enters the Leased Premises for any purpose, Lessee shall carry and maintain, at its sole cost and expense:

(1) Commercial General Liability Insurance applicable to the Leased Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Lessee’s indemnity obligations under this Lease;

(2) All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Lessee’s personal property and improvements in the Leased Premises;

(3) Workers’ Compensation Insurance as required by the state in which the Leased Premises is located and in amounts as may be required by applicable statute, and Employers’ Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence;

(4) Business interruption or loss of income insurance in amounts satisfactory to Lessor; and

(5) Whenever good business practice, in Lessor’s reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Leased Premises or Lessee’s use and occupancy thereof, Lessee shall, upon request, obtain such insurance at Lessee’s expense and provide Lessor with evidence thereof.

(2) Before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Lessee, Lessee shall carry and maintain, at its expense, or Lessee shall require any contractor performing work on the Leased Premises to carry and maintain, at no expense to Lessor, in addition to Workers’ Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder’s Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Lessor) and Commercial General Liability Insurance (including, without limitation, Contractor’s Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding “the named Lessor hereunder (or any successor thereto), and its respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)”, and other designees of Lessor as the interest of such designees appear, as additional insureds (collectively referred to as the “Additional Insureds”).

(3) Any company writing any insurance which Lessee is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Leased Premises or the operation of Lessee’s business therein being referred to as “Lessee’s Insurance”), as well as the form of such insurance, are at all times subject to Lessor’s reasonable approval, and each such insurance company must have an A.M. Best rating of “A-” or better and be licensed and qualified to do business in the state in which the Leased Premises are located. All policies evidencing Lessee’s Insurance (except for Workers’ Compensation Insurance) must specify Lessee as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Lessor and any designees of Lessor is not reduced or otherwise adversely affected, all of Lessee’s Insurance may be carried under a blanket policy covering the Leased Premises and any other of Lessee’s locations. All policies of Lessee’s Insurance must contain endorsements requiring that the insurer(s) give Lessor and its designees at least thirty (30) days’

advance written notice of any change, cancellation, termination or lapse of said insurance. Lessee shall be solely responsible for payment of premiums for all of Lessee’s Insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the time Lessee’s Insurance is first required to be carried by Lessee, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, certified copies of all policies procured by Lessee in compliance with its obligations under this Lease. Except as provided in Section 7.4, the limits of Lessee’s Insurance do not in any manner limit Lessee’s liability under this Lease.

(4) Lessee shall not do or fail to do anything in, upon or about the Leased Premises which will (i) violate the terms of any of Lessor’s insurance policies; (ii) prevent Lessor from obtaining policies of insurance acceptable to Lessor or any Mortgagees; or (iii) result in an increase in the rate of any insurance on the Leased Premises, the Building, any other property of Lessor or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Lessee shall pay Lessor upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Lessor of such payment may not be construed to be a waiver of any rights by Lessor in connection with a default by Lessee under this Lease. If Lessee fails to obtain the insurance coverage required by this Lease, Lessor may, at its option, obtain such insurance for Lessee, and Lessee shall pay, as additional rent, the cost of all premiums thereon and all of Lessor’s costs associated therewith.

ARTICLE 8 CONDEMNATION

8.1 Substantial Taking. If all or a substantial portion of the Leased Premises or a substantial portion of the Building of which the Leased Premises are a part (even though the Leased Premises are not taken) are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises or the Building of which the Leased Premises are a part for the purpose for which it is then being used, then Lessor and Lessee have the option to terminate this Lease and to abate the rent during the unexpired portion of this Lease effective on the date title or physical possession is taken by the condemning authority, whichever occurs first. All proceeds of any taking are the sole property of Lessor and Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof that would reduce the amount of any award to Lessor.

8.2 Partial Taking. If a portion of the Leased Premises or a portion of the Building of which the Leased Premises are a part are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor’s sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable; provided, if the damages received by Lessor are insufficient to cover the costs of restoration, Lessor may terminate this Lease. The rent payable under this Lease during the unexpired portion of the term will be adjusted to such an extent as may be fair and reasonable under the circumstances. All proceeds of any taking are the sole property of Lessor and Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof which would reduce the amount of any award to Lessor.

ARTICLE 9 ASSIGNMENT OR SUBLEASE

9.1 Lessor Assignment. Lessor may sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Leased Premises. Any such sale, transfer or assignment will release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer, provided that the transferee assumes the same.

9.2 Lessee Assignment. Except for an assignment to an Affiliate (defined below), Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation, if Lessee’s voting securities are not traded on any national securities exchange, by transfer of more than a twenty five percent (25%) interest in Lessee in a single transaction or in a series of transactions, which transfer will be deemed an assignment) or mortgage or pledge the same or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor which consent may, in Lessor’s reasonable discretion, be withheld, and in no event will any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Notwithstanding the foregoing to the contrary, an Affiliate which is an assignee, may assign this Lease to another Affiliate of Lessee. As used in this Lease, an “Affiliate” means any subsidiary or parent of Lessee, any other entity that is a subsidiary of Lessee’s parent, and any corporation into which Lessee may be merged or consolidated or which purchases all or substantially all of the assets or stock of Lessee.

9.3 Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the Leased Premises or grant any license, concession or other right of occupancy of any portion of the Leased Premises, it must so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee must provide Lessor with a copy of the proposed assignment of sublease and such information as Lessor might reasonably request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen days after Lessor’s receipt of Lessee’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor may, in its reasonable discretion, either: (i) cancel this Lease as to (a) the Leased Premises or (b) that portion thereof proposed to be assigned or sublet at Lessor’s option; (ii) consent to the proposed assignment or sublease, pursuant to a Consent Agreement on a form approved by Lessor in its reasonable discretion, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto that relates to the subject space or this Lease) exceeds the rent payable under this Lease for such space plus all costs reasonably incurred by Lessee in negotiating the transaction and preparing the space for the assignee or sublessee, Lessee shall pay to Lessor 50% of all such excess rent and other excess consideration within ten days following receipt thereof by Lessee or (iii) refuse to consent to the proposed assignment or sublease, which refusal is deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an Event Of Default, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease. Lessee agrees that any collection directly by Lessor from the assignee or sublessee is not intended to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease. As a condition to Lessor’s review of any assignment or sublease, Lessee must deliver to Lessor a non refundable fee of $500.00 to defer Lessor’s administrative costs with respect thereto. In addition, all legal fees and expenses incurred by Lessor in connection with the review by Lessor of Lessee’s requested assignment or sublease together with any legal fees and disbursements incurred in the preparation and/or review of any documentation required by the requested assignment or sublease, up to a maximum of an additional $500.00, are the responsibility of Lessee and must be paid by Lessee within live (5) days of demand for payment thereof.

9.4 Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building or project of which the Leased Premises are a part (provided, however, that any such mortgagee may, at any time, subordinate such mortgage, deed of trust or other lien to this Lease) and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building and to any renewals thereof. Lessee agrees that this clause is self-operative and no further instrument of subordination is required to effect such subordination. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee’s interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises (provided Lessor obtains a non-disturbance agreement for the benefit of Lessee as required by the final sentence of this paragraph, from the lender of any such future first mortgage or deed of trust lien). Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease are transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises, Lessee is bound to the transferee (sometimes called the “Purchaser”) at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. Should Purchaser elect to maintain existence of this Lease, Lessee will not be entitled to any credits as against Purchaser any prepaid rents or offsets against or credits due from Lessor, except to the extent delivered by the Lessor to the Purchaser. Notwithstanding any provision of this Lease to the contrary: (i) the effectiveness of this Lease is conditioned upon the full execution of the subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit H, and (ii) Lessee’s subordination or attornment to any purchaser or to any subsequently recorded mortgage or deed of trust is conditioned upon Lessee’s receipt of a subordination, attornment and non-disturbance agreement executed by the purchaser or lender in a form that is reasonably acceptable to the Lessee.

9.5 Estoppel Certificates. Lessee agrees to furnish, from time to time, within ten (10) days after receipt of a request from Lessor, Lessor’s mortgagee or any potential purchaser of the Building, a statement certifying, if correct (or certifying the applicable correct facts), the following: Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; this Lease is in full force and effect; this Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor, Lessor’s mortgagee or any potential purchaser. Lessee’s failure to deliver such statement, in addition to being a default under this Lease, may be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease and that Lessor has not received more than one month’s rent in advance. Any notice and cure provisions set forth in any other part of this Lease does not apply to a default of this Section 9.05.

ARTICLE 10 INTENTIONALLY LEFT BLANK

ARTICLE 11 DEFAULT AND REMEDIES

11.1 Default by Lessee. The following are Events of Default by Lessee under this Lease:

(1) Lessee fails to pay, when due, any installment of rent or any other payment required pursuant to this Lease that remains unpaid more than five business days after the Lessee receives written notice from Lessor of the delinquency, provided that Lessor shall only be required to give Lessee two such notices in any twelve month period;

(2) [Intentionally left blank]

(3) Lessee fails to comply with any term, provision or covenant of this Lease, other than the payment of rent, which is not complied with within fifteen (15) business days after Lessee receives written notice from Lessor of the purported failure to comply; provided, however, that if the nature of the failure cannot reasonably be cured within the fifteen (15) business day period, an Event of Default will not be deemed to occur provided that Lessee commences the cure within the fifteen (15) business day period and diligently proceeds to complete the cure but in all events completes the cure within ninety (90) days of receiving notice from Lessor;

(4) Lessee or any guarantor of Lessee’s obligations hereunder files a petition or is adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law, or admits that it cannot meet its financial obligations as they become due; or a receiver or trustee is appointed (and not removed within 60 days thereafter) for all or substantially all of the assets of Lessee or such guarantor; or Lessee or any guarantor of Lessee’s obligations hereunder makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; or

(5) Lessee does or permits to be done any act which results in a lien being filed against the Leased Premises or the Building, which is not removed within the time provided in Section 6.3.

11.2 Remedies for Lessee’s Default. Upon the occurrence of any Event of Default set forth in this Lease, Lessor is entitled to pursue any and all rights permitted by equity and law (including statutory law, case law and otherwise), including without limitation, one or more of the remedies set forth herein to the extent permitted by applicable law without any notice or demand but in accordance with legal process.

(1) Without declaring this Lease terminated, Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary and provided that it is permitted by law and without the use of force expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages (except for those caused by the gross negligence or willful misconduct of Lessor), and relet the Leased Premises on behalf of Lessee and receive the rent directly by reason of the reletting; provided however, that Lessor has no obligation to relet the Leased Premises so as to mitigate the amount for which Lessee is liable except to the extent required by law Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, leasing commissions, lease incentives, remodeling and repair costs.

(2) Without declaring this Lease terminated, Lessor may enter upon the Leased Premises, by picking or changing locks if necessary and provided that it is allowed by law, without being liable for any claim for damages except those caused by Lessor’s gross negligence or willful misconduct, and do whatever Lessee is obligated to do under the teems of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease; further, Lessee agrees that Lessor will not be liable for any damages resulting to Lessee from effecting compliance with Lessee’s obligations under this Lease except as caused by the gross negligence or willful misconduct of Lessor.

(3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent and without the use of force, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary and provided that it is allowed by law, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages except for Lessor’s gross negligence or willful misconduct. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section, including without limitation, loss and damage due to the failure of Lessee to maintain and or repair the Leased Premises as required hereunder and/or due to the inability to relet the Leased Premises on terms reasonably satisfactory to Lessor or otherwise, and any commercially reasonable expenditures made by Lessor in order to relet the Leased Premises, including, but not limited to, leasing commissions, lease incentives, and remodeling and repair costs; provided however, that Lessor will have no obligation to relet the Leased Premises so as to mitigate the amount for which Lessee is liable. In addition, upon termination Lessor may collect from Lessee the value of all future rentals required to be paid under this Lease from the date Lessor terminates this Lease until the original termination date in accordance with applicable law. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor constitutes a termination of this Lease.

(4) [INTENTIONALLY DELETED]

(5) If Lessor exercises any of its rights provided herein and Lessee subsequently cures such default, Lessor is entitled to receive a service charge of $500.00 from Lessee for its time and expense, in addition to any other amounts owed hereunder, prior to allowing the Lessee to reenter and reoccupy the Leased Premises.

(6) Lessor’s pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Lessor from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any rent or other amount due to Lessor as described herein.

(7) Notwithstanding any provision of this Article 11 to the contrary, nothing herein may be construed to relieve the Lessor from its obligation to seek to mitigate its damages upon the occurrence of an Event of Default, but only to the extent required by law. In addition, the liability of Lessee to Lessor with respect to any Event of Default is limited to Lessor’s actual direct, but not consequential, damages.

11.3 Lessor’s Liability. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease is limited to Lessee’s actual direct, but not consequential, damages therefor and is recoverable only from the interest of Lessor in the Building, and Lessor is not personally liable for any deficiency.

ARTICLE 12 [INTENTIONALLY LEFT BLANK]

ARTICLE 13 DEFINITIONS

13.1 Business Day. “Business Day” means Mondays through Fridays, excluding any days on which the United States Postal Service does not make regularly scheduled deliveries of first-class mail.

13.2 Building. “Building” as used in this Lease means the building described in Section 1.02, including the Leased Premises and the land upon which the Building is situated.

13.3 Commencement Date. “Commencement Date” is the date set forth in Section 1.03. The Commencement Date constitutes the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

13.4 Square Feet. “Square feet” or “square foot” as used in this Lease includes the area contained within the Leased Premises, measured in the manner required by this Lease.

ARTICLE 14 MISCELLANEOUS

14.1 Waiver.

(a) Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in commotion with an event of default, will not constitute a waiver of the default, but Lessor has the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 or Article 12.00 above will not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided at law or in equity, nor will pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Lessee agrees that failure by Lessor to enforce one or more of the remedies provided upon an Event of Default will not constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

(b) No act or thing done by Lessor or its agents during the term of this Lease may be deemed an acceptance of an attempted surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises will be valid unless made in writing and signed by Lessor. No reentry or taking possession of the Leased Premises by Lessor may be construed as an election on its part to terminate this Lease, unless a written notice of such intention, signed by Lessor, is given by Lessor to Lessee. Notwithstanding any such reletting or reentry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous event of default. Lessee and Lessor agree that Lessor’s acceptance of rent following an event of default hereunder will not constitute Lessor’s waiver of such event of default. The failure of Lessor to enforce any of the Rules and Regulations described in Section 3.03 against Lessee or any other Lessee in the Building will not constitute a waiver of any such Rules and Regulations. No waiver of any provision of this Lease is effective against either party unless such waiver is in writing and signed by the party against whom the waiver is sought to be enforced. All rights granted to either party in this Lease are cumulative of every other right or remedy which Lessor may otherwise have at law or in equity, and the exercise of one or more rights or remedies does not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.2 Act of God. Except as otherwise provided in Section 1.3, Article 6, and Article 7, Lessor or Lessee is not required to perform any covenant or obligation in this Lease other than the payment of money, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by Force Majeure or by the other party.

14.3 Attorney’s Fees. If any legal proceeding is brought with respect to either party’s rights or obligations under this Lease, the prevailing party agrees to pay the non-defaulting party’s costs of collection, including reasonable attorney’s fees for the services of the attorney.

14.4 Successors. This Lease is binding upon and inures to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor’s interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless will remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises subject to Section 9.4.

14.5 Rent Tax. If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment must be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above. Nothing in this paragraph may be construed to require Lessee to pay any of Lessor’s income, estate or gift tax.

14.6 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.7 Notice. All rent and other payments required to be made by Lessee must be paid to Lessor at the address set forth in Section 1.6. All payments required to be made by Lessor to Lessee are payable to Lessee at the address set forth in Section 1.6 or at any other address within the United States as Lessee may specify from time to time by written notice. For purposes hereof, any notice or document required or permitted to be delivered by the terms of this Lease (other than delivery of rental payments) will be deemed to be delivered only upon the earlier of (i) actual receipt as evidenced by a written receipt or (ii) (whether or not actually received) three days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.6, or (iii) the date and time of transmission by facsimile and receipt of confirmation of successful transmission by the transmitting facsimile (provided, however, that any notice given by facsimile must be followed up by notice in one of the other manners set forth herein within five (5) days thereafter); or (iv) whether or not actually received, two business days after deposit of the notice with an overnight courier service of national standing, prepaid and with instructions for next business day delivery. Rental payments will be deemed received upon actual receipt only. Except as specifically set forth herein, in no event will notice by facsimile transmission be proper notice under the terms of this Lease.

14.8 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option or offer to lease. This Lease is not deemed effective until execution by and delivery to both Lessor and Lessee.

14.9 Representations, Warranties and Covenants of Lessee. Lessee and Lessor represent, warrant and covenant that to each other that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against it; that all reports, statements and other data furnished to the other in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Lessee does not contravene, result in a breach of, or constitute a default under any contract or agreement to which the party is a part or by which it may be bound and does not violate or contravene any law, order, decree, rule or regulation to which it is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting it.

14.10 Corporate Authority. If Lessee executes this Lease as a corporation, Lessee represents and warrants that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Lessee shall additionally deliver (i) a corporate resolution authorizing execution of this Lease and confirming the authority of those persons executing this Lease, (ii) certified Articles of Incorporation and (iii) a certificate of existence and good standing from the State of Colorado or if Lessee is not incorporated in Colorado, a certificate of existence and good standing from Lessee’s state of incorporation and a certificate evidencing Lessee’s authority to do business in the State of Colorado.

14.11 Partnership Authority. If Lessee executes this Lease as a general or limited partnership, Lessee represents and warrants that Lessee is a duly authorized and existing partnership, that, if applicable, Lessee is qualified to do business in the state where the Leased Premises are located, that the partnership has full right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to do so. Lessee must additionally deliver a copy of its partnership agreement, and if a limited Partnership, a copy of its certificate of limited partnership. The party executing this Lease on behalf of Lessee, if a corporate managing general partner or general partner, must additionally deliver (a) a corporate resolution authorizing execution of this Lease and confirming the authority of those executing this Lease, (b) certified Articles of Incorporation, (c) a certificate of existence and good standing from the State of Colorado or if such party is not incorporated in Colorado, a certificate of existence and good standing from such party’s state of incorporation, and (d) a certificate evidencing such party’s authority to do business in the State of Colorado.

14.12 Severability. If any provision of this Lease or the application thereof to any person or circumstance is ever determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, Lessor and Lessee agree that the remainder of this Lease and the application of such provisions to other persons or circumstances will not be affected thereby and will be enforced to the greatest extent permitted by law.

14.13 Lessor’s Liability. If Lessor is in default under this Lease and, if as a consequence of such default, Lessee recovers a money judgment against Lessor, such judgment may be satisfied only out of the right, title and interest of Lessor in the Leased Premises as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor has any liability for any deficiency. In no event does Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the Leased Premises as herein expressly provided.

14.14 Notice to Mortgagees. Provided that Lessee has received prior written notice of the name and address of such lender, Lessee shall serve written notice of any claimed default or breach by Lessor under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Lessor is effective against Lessor unless such notice is served upon said lender; notwithstanding anything to the contrary contained herein, Lessee shall allow such lender the same period following lender’s receipt of such notice to cure such default or breach as is afforded Lessor.

14.15 No Recordation. Lessee may not record this Lease or a memorandum hereof.

14.16 Counterparts. This Lease may be executed in two (2) or more counterparts, and it is not necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart may be deemed an original, but all such counterparts taken together constitute but one and the same instrument.

14.17 Governing Law. THIS LEASE IS INTENDED BY THE PARTIES TO BE GOVERNED BY, AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF COLORADO.

14.18 Broker. Lessee represents and warrants that Lessee has dealt with no broker except for Ryan Stout and Tim Harrington of Grubb & Ellis (“Broker”) the broker which has been identified to Lessor, and that, insofar as Lessee knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee, other than Broker, who will be paid under a separate agreement with Lessor.

14.19 Publication. Lessee hereby agrees that Lessor has the right, but not the obligation, at no cost to Lessee, to publicize and/or advertise the execution of this Lease and the related transaction.

14.20 CCPA Waiver. LESSEE WAIVES ITS RIGHTS UNDER THE COLORADO CONSUMER PROTECTION ACT, C.R.S. 6-1-101, ET SEQ., A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF LESSEE’S OWN SELECTION, LESSEE VOLUNTARILY CONSENTS TO THIS WAIVER.

14.21 Construction of Lease. Lessee declares that Lessee has read and understands all parts of this Lease, including all printed parts hereof. It is agreed that, in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. Wherever in this Lease provision is made for liquidated damages, it is because the parties hereto acknowledge and agree that the determination of actual damages (of which such liquidated damages are in lieu) is speculative and difficult to determine; the parties agree that liquidated damages herein are not a penalty.

14.22 Financial Statements. Lessee acknowledges that it has provided Lessor with its financial statement(s) as a primary inducement to Lessor’s agreement to lease the Leased Premises to Lessee, and that Lessor has relied on the accuracy of said financial statement(s) in entering into this Lease. Lessee represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations are conditions to all of Lessor’s obligations under this Lease.

At the request of Lessor (only upon, the sale or refinancing of the Building, or upon any extension or renewal hereof), Lessee shall, not later than thirty (30) days following such request, furnish to Lessor a financial statement of Lessee as of the end of the prior fiscal year accompanied by a statement of income and expense for the year then ended, together with a certificate of the chief financial officer, owner or partner of Lessee to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Lessee as of and for the periods covered except for year-end adjustments that could be made as part of an audit of the financial statements. Lessor agrees to maintain all of the foregoing financial statements as confidential information and will not disclose the same except to a bonafide, proposed lender or purchaser of the project, and then only for the purposes of evaluating the Lessee’s financial condition in light of the proposed transaction. Nothing in this paragraph may be construed to require Lessee to prepare audited financial statements for any period of time.

14.23 Time of Essence. With respect to all required acts of each party, time is of the essence of this Lease.

14.24 Joint and Several Liability. If there is more than one Lessee, the obligations hereunder imposed upon Lessee are joint and several. If there is a guarantor(s) of Lessee’s obligations hereunder, the obligations of Lessee are joint and several obligations of Lessee and each such guarantor, and Lessor need not first proceed against Lessee hereunder before proceeding against each such guarantor, nor will any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Lessor or Waiver of any of Lessor’s rights, the failure to give Lessee or any such guarantor any notices, or the release of any party liable for the payment or performance of any of Lessee’s obligations hereunder.

14.25 Building Name and Address. Lessor reserves the right at any time to change the name by which the Building is designated, and Lessor has no obligation or liability whatsoever for costs or expenses incurred by Lessee as a result of such name change.

14.26 Taxes and Lessee’s Property. Lessee is solely liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Lessee in the Leased Premises. If any such taxes for which Lessee is liable are levied or assessed against Lessor or Lessor’s property and if Lessor elects to pay the same or if the assessed value of Lessor’s property is increased by inclusion of personal property, furniture or fixtures placed by Lessee in the Leased Premises, and Lessor elects to pay the taxes based on such increase, Lessee shall pay Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

14.27 Constructive Eviction. Lessee is not be entitled to claim a constructive eviction from the Leased Premises unless Lessee has first notified Lessor in writing of the condition giving rise thereto, and, if the complaints are justified, unless Lessor has failed to remedy such conditions within a reasonable time after receipt of said notice.

ARTICLE 15 AMENDMENT AND LIMITATION OF WARRANTIES

15.1 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE

AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

15.2 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

15.3 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

15.4 Waiver of Jury Trial. LESSEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS LEASE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LESSEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LESSOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LESSEE.

ARTICLE 16 OTHER PROVISIONS

16.1 Americans with Disabilities.

(a) Lessor shall be responsible for compliance with Title III of the Americans With Disabilities Act (“ADA”) with respect to the shell and core of the Leased Premises and the shell, core, and Common and parking Areas of the Building and project.

(b) Lessee shall, at Lessee’s sole cost and expense, be responsible, for any alterations, modifications or improvements to the Premises, and the acquisition of any auxiliary aids, required under the ADA, including all alterations, modifications or improvements required: (1) as a result of Lessee (or any subtenant, assignee or concessionaire) being a Public Accommodation (as defined in the ADA); (2) as a result of the Premises being a Commercial Facility (as defined in the ADA); (3) as a result of any leasehold improvements made to the Leased Premises by, or on behalf of, Lessee or any subtenant, assignee or concessionaire (whether or not Lessor’s consent to such leasehold improvements was obtained) including the initial Lessee Improvements; or (4) as a result of the employment by Lessee (or any subtenant, assignee or concessionaire) of any individual with a disability.

(c) With respect to the use restrictions set forth in this Lease, and the restrictions on assignments and subletting set forth in this Lease, it is hereby specifically understood and agreed that Lessor shall have no obligation to consent to, or permit, a use of the Leased Premises, or an assignment of the Lease or a sublease of the Leased Premises (collectively herein a “Use Change”) if such Use Change would require the making of any alterations, modifications or improvements to the Leased Premises or the Common Areas, of the acquisition of any auxiliary aids, required under the ADA, unless Lessee performs all such acts and satisfies Lessor’s requirements for financial responsibility for the costs of such compliance (which may include, by way of example, posting of a completion bond, or establishment of an escrow account).

16.2 List of Exhibits. All exhibits and attachment hereto are incorporated herein by this reference.

Exhibit A	-	Depiction of Leased Premises
Exhibit B	-	Legal Description of Land
Exhibit C	-	Building Rules and Regulations
Exhibit D	-	Rent Abatement Provisions
Exhibit E	-	Renewal Option
Exhibit F	-	Expansion Option
Exhibit G	-	Right of First Refusal
Exhibit H	-	Subordination, Attornment and Nondisturbance Agreement
Exhibit I	-	Base Building Improvements

16.3 Back-up Generator. Lessee shall have the right to install a back-up generator on a generator pad site, which location shall be mutually agreed upon by Lessee and Lessor within ten business days after Lessee notifies Lessor that it wishes to begin the installation. The cost of acquiring, installing, and maintaining Lessee’s back-up generator shall be borne by the Lessee. The generator and all associated equipment will remain the property of Lessee and Lessee will be allowed to remove the generator and all associated equipment at Lessee’s sole cost and expense at the termination of Lessee’s tenancy, provided Lessee shall repair at its sole cost any damage related to the removal of said equipment. Lessee shall be responsible for obtaining all necessary permits, approvals and consents required to install and maintain said back-up generator. Subject to Section 7.4, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all loss, claim, suit, damages or the like in any way whatsoever related to said back-up generator.

16.4 Shell and Core. The shell and core of the Building has been completed by Lessor and includes the base building improvements listed on Exhibit I attached hereto and incorporated herein by this reference.

ARTICLE 17 SIGNATURES

Signed this 1st day of May, 2003.

LESSOR:

TODAY DENVER TECHNOLOGY PARK, L.P.,
a Texas limited partnership

By:	Today Denver Technology Park GP, Inc.,
a Texas corporation,
its general partner

	By:	/s/ Sue Shelton
Sue Shelton
Executive Vice President

LESSEE:

LUZENAC AMERICA, INC. a Delaware corporation

By:	/s/ Roger Smith
Name:	Roger Smith
Title:	VP Finance

LESSEE ACKNOWLEDGES THAT THIS LEASE INCLUDES THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTIONS 3.1, 3.6, 7.5 AND 14.18 HEREOF.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment” or “Amendment”) is executed as of the 1st day of September, 2003, by and between TODAY DENVER TECHNOLOGY PARK, L.P., a Texas limited partnership (“Landlord”), and LUZENAC AMERICA, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Commercial Lease dated April 29, 2003, for the lease of Suite 310, located at 345 Inverness Drive South, Building C, Englewood, Colorado 80112 (the “Building”) (the “Existing Lease”); and

WHEREAS, the actual square footage for the Leased Premises has been determined and in accordance with the provisions contained in Section 1.2 of the Existing Lease, this Amendment is being entered into by Landlord and Tenant; and

WHEREAS, Tenant and Landlord wish to modify certain other terms and provisions of the Existing Lease as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby amend the Existing Lease as follows:

1. Definitions. All capitalized terms used herein shall have the same meaning as set forth in the Existing Lease, unless otherwise defined herein. The Existing Lease, together with this First Amendment, are hereinafter referred to collectively as the “Lease”.

2. Leased Premises Square Footage. Landlord and Tenant hereby agree and acknowledge that the Leased Premises contain 29,865 rentable square feet, more or less, which Leased Premises are depicted on Exhibit A attached hereto and incorporated herein by this reference.

3. Improvement Allowance. The Improvement Allowance is the lesser of (i) $1,097,538.75 ($36.75 per rentable square foot x 29,865 rentable square feet = $1,097,538.75) or (ii) the actual cost of all items for which the Improvement Allowance is payable under the Lease.

4. Base Rent. Subject to the rent abatement provided for in Exhibit D of the Existing Lease, the Base Rent payable from Tenant to the Landlord for the Leased Premises throughout the Lease Term shall be as follows:

Month of Term	Annual Base Rent Rate/SF		Monthly Base Rent
1-12
13-24
25-36	[	…***…]
37-48
49-60
61-72

*    Confidential Treatment Requested

73-84
85-96	[	…***…]
97-108
109-120

5. Electrical Usage. Tenant acknowledges that pursuant to the Existing Lease, Tenant has available 19.0 watts per rentable square foot. Landlord hereby grants Tenant the right to use in excess of 19.0 watts per rentable square foot. However, if a Future Tenant (“Future Tenant”) that leases currently vacant space in Building C requires up to 19.0 watts per rentable square foot, and such electrical usage of said future tenant requires an upgrade of the Building C electrical equipment due to Tenant using in excess of the allotted 19.0 watts per rentable square foot in the Premises, then Landlord shall make the required upgrades to the Building C electrical equipment at Tenant’s sole cost and expense, provided Tenant shall only be responsible for the cost and expense incurred to upgrade the electrical equipment to provide the Future Tenant 19.0 watts per rentable square foot. Landlord will give Tenant at least thirty days written notice of the need to perform the upgrade and will cooperate with Tenant to accomplish the upgrade for a reasonable cost. Tenant shall pay Landlord for all costs and expenses incurred in connection with such required electrical upgrades within thirty (30) days of Tenant being invoiced for the same by Landlord.

6. Broker. Landlord and Tenant each hereby warrant and represent to the other that it has not dealt with any real estate broker or salesperson under circumstances which would entitle such other broker or salesperson to payment of a commission or fee in connection with this Amendment except for the commission payable to the Broker defined in Section 14.18 of the Existing Lease, based upon the number of rentable square feet defined in this Amendment. Each party agrees that should any claim be made for brokerage commissions or finder’s fee by any other broker or finder through or on account of any acts of said party or its representatives, said party will indemnify the other and agree to hold the other harmless from and against any and all loss, liability, cost, damage and expense, including reasonable attorneys’ fees in connection therewith.

7. Validity of Lease. The parties acknowledge that the Lease is a valid and enforceable agreement and neither party claims that the other party has defaulted under any of its obligations thereunder.

8. Conflict. In the event of any conflict or inconsistency between the terms of the Existing Lease and the terms of this Amendment, the terms of this Amendment shall govern and control. In all other respects, the terms and provisions of the Existing Lease are hereby republished, ratified and reaffirmed in their entirety.

*    Confidential Treatment Requested

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment the day and year first written above.

LANDLORD: TODAY DENVER TECHNOLOGY PARK, L.P., a Texas limited partnership

By:	Today Denver Technology Park GP, Inc., a Texas corporation its general Partner

By:
Sue Shelton
Executive Vice President

Date:

TENANT: LUZENAC AMERICA, INC., a Delaware corporation

By:	/s/ Roger Smith
Name:	Roger Smith
Title	VP Finance
Date:	September 8, 2003

CERTIFICATE OF ACCEPTANCE

Building:	345 Inverness

Landlord:	Today Denver Technology Park, L.P.

Tenant:	Luzenac America, Inc.

This certificate is being executed pursuant to the Lease (the “Lease”) for Premises (“Premises”) in the Building named above, executed on the 1st day of May, 2003, between Landlord and Tenant.

Tenant certifies to and agrees with Landlord and Landlord’s successors, assigns, prospective purchasers and prospective lenders that:

1.	Landlord has substantially completed all construction work and leasehold improvements required of Landlord under the terms of the Lease and/or any other agreement between Landlord and Tenant concerning the Premises, and the Premises have been delivered to Tenant in the condition contemplated by Tenant.

2	Tenant has taken possession of and has accepted the Premises, and the Minimum Rent additional rent and/or other charges payable under the Lease are presently accruing in accordance with the terms of the Lease or if not, will commence to accrue on the 15th day of August, 2003.

3.	There are no offsets or credits against rentals, nor have rentals been prepaid except as may be provided in the Lease, but in no event have rentals been prepaid more than thirty (30) days in advance.

4.	The Lease Term will commence on the 15th day August, 2003 and will expire on the 31st day of August, 2013 unless sooner terminated or extended pursuant to any provision of the Lease.

Certified and Agreed this 28th day of October, 2003

Tenant:	/s/ Roger Smith
Name:	Roger Smith
Title:	VP Finance

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LEASE ADDENDUM

REFERENCE IS MADE to that certain Commercial Lease Agreement dated April 29, 2003 (“Lease”) between Today Realty Advisors, Inc., on behalf of Today Denver Technology Park, L. P. (“Landlord”) and Luzenac America, Inc. (“Tenant”) for certain premises described as 345 Inverness Drive South, Bldg C, Suite 310, Englewood, Colorado 75063 (“the Leased Premises”).

WHEREAS, the Tenant has requested the right to temporarily occupy (in addition to the Leased Premises) certain unfinished and unoccupied lease space (the “Additional Space”) described in more detail below, that is contiguous to the Leased Premises for the limited purposes of storage of Tenant’s merchandise and equipment only; and

WHEREAS, the Landlord has consented to such temporary occupancy by Tenant on a month-to-month basis, so long as the Tenant is in full and complete compliance with all terms and conditions of the lease including this Lease Addendum; and

WHEREAS. The parties hereto desire to amend and supplement the Lease as specifically set forth herein;

NOW THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the parties hereto do agree as follows:

This Addendum is entered into and made effective for the purposes the 1st day of Apri1, 2004.

1. Premises: Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the adjacent Additional Space more particularly outlined on the floor plan attached as Exhibit “A”.

2. Term: The term of this lease addendum shall be strictly “month-to-month”. This Lease Addendum may be terminated by either party with 48 hours notice. Commencement date shall be April 1, 2004.

3. Rent: Additional rent in connection Tenant’s occupancy of the additional Space shall be $300.00 per month payable in advance on the 1st day of each month during the term of this Lease Addendum.

4. No Bailment: Landlord is not and by this Lease Addendum does not become a bailee of Tenant’s property and Landlord does not accept control, custody, or assume any responsibility for the care of Tenant’s property.

5. Landlord’s Right to Enter: Landlord shall have the right to enter the Additional Space in the event of emergency, to inspect or perform necessary service, and to show to prospective Tenant’s.

6. Use: Tenant shall use the Additional Space for temporary storage only and shall not use or occupy the Additional Space as, a mailing address as a place in which to transact ordinary business, invite customers or any other impermissible or unlawful purpose. Tenant shall not store highly inflammable or hazardous materials or goods, explosives, perishables foodstuffs, contraband, live animals, or materials or goods which emit noxious or offensive odors.

7. Risk of Loss: Tenant bears all risks of loss to the personal property stored in Tenant, in the Additional Space regardless of how the loss is caused.

8. Sublet/Assignment: Tenant shall not assign or sublet the Additional Space or this Lease Addendum without the prior written consent of Landlord.

9. Governing Law: This Lease Addendum shall be governed by the laws of the State of Texas and is specifically performable in Dallas County, Texas.

10. Notices: Any notices given or required in connecting with this Lease Addendum shall be made upon either party hereto by mailing such notice via United States Mail, postage prepaid to such party’s address set forth below.

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11. Incorporation and Ratification: Except as otherwise specifically provided herein, all other terms and condition’s set forth in the Lease shall apply to and are hereby incorporated into this Lease Addendum as if fully set forth at length. The parties hereto reaffirm and ratify the terms and conditions of the Lease and this Lease Addendum.

EXECUTED as of the date first above written.

Landlord:
Today Denver Technology Park, L.P.

By:	/s/ Sue Shelton

Its:	Exec V-P

Address:

Tenant:
Luzenac America, Inc.

By:	/s/ Roger Smith

Its:	VP Finance

Address:	345 Inverness Drive S., Suite 310
Centennial, CO 80112

C-2